EXECUTION COPY

Exhibit 3.5

AMENDED AND RESTATED
TRUST AGREEMENT

of

MERCEDES-BENZ VEHICLE TRUST

a Delaware statutory trust

dated as of January 31, 2023

among

MERCEDES-BENZ FINANCIAL SERVICES USA LLC
as Titling Trust Administrator,

MERCEDES-BENZ TRUST HOLDINGS LLC,
as Initial Beneficiary

and

BNY MELLON TRUST OF DELAWARE,
as Trustee

TABLE OF CONTENTS

i

Page
EXHIBITS
Exhibit A	–	Form of Titling Trust Specification Notice	A-1
Exhibit B	–	Form of Certificate	B-1
Exhibit C	–	Form of Notice of Registered Pledge	C-1
Exhibit D	–	Form of Certificate of Trust	D-1

AMENDED AND RESTATED TRUST AGREEMENT, dated as of January 31, 2023 and effective as of 11:01 p.m. Eastern Time (the “Agreement”), of MERCEDES-BENZ VEHICLE TRUST, a Delaware statutory trust (the “Titling Trust”), among MERCEDES-BENZ FINANCIAL SERVICES USA LLC, a Delaware limited liability company (“MBFS USA”), as titling trust administrator (in such capacity, the “Titling Trust Administrator”), MERCEDES-BENZ TRUST HOLDINGS LLC, a Delaware limited liability company (“Holdings”), as initial beneficiary (in such capacity, the “Initial Beneficiary”), and BNY MELLON TRUST OF DELAWARE, a Delaware banking corporation (“BNYMTD”), as trustee (solely in such capacity, and not individually, the “Trustee”).

RECITALS

WHEREAS, the parties hereto entered into a Trust Agreement, dated as of March 15, 2022 (the “Original Trust Agreement”), and filed the Certificate of Trust with the Secretary of State of the State of Delaware pursuant to which the Mercedes-Benz Vehicle Trust was formed;

WHEREAS, in accordance with the Agreement of Merger, dated as of January 31, 2023 (the “Merger Agreement”), between the Titling Trust and Daimler Trust, a Delaware statutory trust (“Daimler Trust”), Daimler Trust has merged with and into the Titling Trust with the Titling Trust as the surviving entity; and

WHEREAS, the parties hereto are entering into this Agreement pursuant to which, among other things, the Original Trust Agreement will be amended and restated.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

USAGE AND DEFINITIONS

Section 1.1.      Definitions.  Capitalized terms used in this Agreement are defined below.

“Addition Date” means, with respect to any Specified Asset, the date as of which such Specified Asset is acquired by the Titling Trust for allocation to a previously designated Revolving Specified Interest pursuant to Section 4.3(d).

“Addition Notice” means a notice provided to the Titling Trust Administrator pursuant to Section 4.3(d).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Amended and Restated Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, among (i) MBFS USA, as Titling Trust Administrator and as an interest holder, (ii) the Titling Trust (as successor to Daimler Trust), (iii) the Initial Beneficiary, as initial multiple-use SPV and as an interest holder and (iv) the other Persons from time to time becoming party to such agreement in the manner specified therein, to be executed after the date hereof, as the same has been and may be amended, modified or supplemented from time to time.

“Applicable Law” means all applicable laws, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, interpretations, licenses and permits of any Governmental Authority.

“Assignment Date” means, with respect to any Specified Asset allocated to any Specified Interest, the date as of which such Specified Asset is assigned or otherwise transferred from the Titling Trust pursuant to Section 4.3(e).

“Assignment Notice” means a notice provided to the Titling Trust Administrator pursuant to Section 4.3(e).

“Authorized Officer”:

(i)
with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee, including any president, vice president, assistant vice president, treasurer, assistant treasurer, secretary, assistant secretary or any other officer of such Person customarily performing functions similar to those performed by any of the above designated and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject;

(ii)
with respect to the Initial Beneficiary or the Titling Trust Administrator, means any president, vice president, assistant vice president, treasurer, assistant treasurer, secretary, assistant secretary or any other officer of such Person customarily performing functions similar to those performed by any of the above designated; and

(iii)	with respect to the Titling Trust, means any officer of the Trustee or the Titling Trust Administrator specified in clause (i) or (ii), respectively, above.

“Bank” has the meaning set forth in Section 2.4(d).

“Bankruptcy Code” means the United States Bankruptcy Code, as set forth in Title 11 of the United States Code.

“Beneficial Interest” has the meaning specified in Section 4.3(c).

“Business Day” means any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed, or (iii) a day on which banks in the States of New York or Delaware (or such other states in which the principal offices of the Titling Trust Administrator, Holdings or Corporate Trust Office of the Trustee are subsequently located, as specified in writing by such part to the other parties hereto) as required, or authorized by law, to close.

“Certificate” has the meaning specified in Section 4.1(a).

“Certificate of Title” means a certificate of title or other similar evidence of ownership of a Vehicle issued in paper form by the relevant governmental department or agency in the jurisdiction in which the Vehicle is registered, or a record maintained by such governmental department or agency in the form of information stored in electronic media.  However, if a certificate of title or other similar evidence of ownership in paper form or such record stored on electronic media has not been issued or is not being maintained, the application (or copy thereof) for the certificate of title or other similar evidence of ownership will constitute the “Certificate of Title.”

“Certificate of Trust” means the certificate of trust attached as Exhibit D.

“Certificate Register” means the register maintained pursuant to Section 5.4(a).

“Class” has the meaning specified in Section 4.3(b)(iii).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Agency Agreement” means the Amended and Restated Collateral Agency Agreement, dated as of March 1, 2009, among the Titling Trust (as successor to Daimler Trust), MBFS USA, as lender and as servicer, U.S. Bank Trust National Association, as administrative agent, and Collateral Title Co. (formerly known (prior to February 1, 2023) as Daimler Title Co.), as collateral agent, until such time as amended and restated by the Second Amended and Restated Collateral Agency Agreement, and thereafter shall mean the Second Amended and Restated Collateral Agency Agreement.

“Collection Period” means, with respect to any Specified Interest, except as otherwise provided in the related Servicing Agreement, a calendar month.

“Collections” means, with respect to any Specified Interest, except as otherwise provided in the related Servicing Agreement, all amounts received in respect of the related Specified Assets, including all amounts collected from related Lessees on the Units, including any payments received under terminal rental adjustment clauses and all amounts received with respect to the sale or other disposition of the related Vehicles.

“Commercial Servicing Agreement” means the Servicing Agreement, dated as of November 30, 2021, among the Titling Trust (as successor to Daimler Trust), MBFS USA, as client, and Daimler Truck Financial Services USA LLC, as servicer, as the same has been and may be amended, modified or supplemented from time to time.

“Corporate Trust Office” means, with respect to the Trustee, the office of the Trustee at which its corporate trust business is administered, which as of the date of this Agreement is located at:

BNY Mellon Trust of Delaware
Attention: Corporate Trust Administration
301 Bellevue Parkway, 3rd Floor
Wilmington, Delaware 19809
AIM #19A-0307
or at such other address as the Trustee may designate by notice to the Titling Trust Administrator, the Initial Beneficiary and the Holders.

“Daimler Trust” has the has the meaning specified in the Recitals.

“Daimler Trust Agreement” means the Second Amended and Restated Trust Agreement, dated as of April 1, 2008, among MBFS USA, Daimler Trust Holdings LLC and BNY Mellon Trust of Delaware, as amended up to January 31, 2023.

“Daimler Commercial Specified Interest” means the interest designated as such and issued under the Daimler Trust Agreement and evidenced by the “Daimler Commercial Specified Interest Certificate” dated February 19, 2009.

“Daimler Retail Specified Interest” means the interest designated as such and issued under the Daimler Trust Agreement and evidenced by the “Daimler Retail Specified Interest Certificate” dated February 19, 2009.

“Daimler Trust Note Indenture” means each “Titling Trust Note Indenture” as defined in the Daimler Trust Agreement that is outstanding at the Effective Time.

“Daimler Trust Note” means each “Titling Trust Note” as defined in the Daimler Trust Agreement that is outstanding at the Effective Time.

“Dealer” means a dealer who in the ordinary course of business leases motor vehicles to Lessees.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Delaware Code § 3801 et seq.

“Effective Time” means 11:01 p.m. Eastern Time on January 31, 2023.

“Enhancement” means, with respect to any Specified Interest, any reserve fund, overcollateralization, residual value guaranty, residual value insurance policy, financial guarantee insurance policy, letter of credit, guaranteed investment contract, cash collateral account, cash collateral guaranty, interest rate swap, cap, hedge or protection agreement, credit default swap or any other similar contract or agreement for the benefit of the holders of the related Securities.

“Fixed Specified Interest” has the meaning specified in Section 4.3(b)(ii).

“G-L-B Act” has the meaning specified in Section 11.11(a).

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holder” means each holder of a Certificate, as indicated in the Certificate Register.

“Indemnified Person” has the meaning specified in Section 10.1(a) or Section 10.2(a), as applicable.

“Information Recipients” has the meaning specified in Section 11.11(a).

“Initial Beneficiary” has the meaning specified in the Preamble.

“Insolvency Event” means, with respect to any Person:

(i)	the making of a general assignment for the benefit of creditors;

(ii)	the filing of a voluntary petition in bankruptcy;

(iii)	being adjudged as bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding;

(iv)	the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

(v)	the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in (viii) below;

(vi)	the seeking, consenting to or acquiescing in the appointment of a trustee, receiver, liquidator or similar official of such Person or of all or any substantial part of the assets of such Person;

(vii)	the failure by such Person generally to pay its debts as such debts become due;

(viii)
the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking (A) reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or (B) the appointment of a trustee, liquidator, receiver or similar official of such Person or of such Person’s assets or any substantial portion of such Person’s assets; and

(ix)	the taking of action by such Person in furtherance of any of the foregoing.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of August 1, 2007, among (i) MBFS USA, as Titling Trust Administrator and as an interest holder, (ii) the Titling Trust (as successor to Daimler Trust), (iii) the Initial Beneficiary, as initial multiple-use SPV and as an interest holder and (iv) the other Persons from time to time becoming party to such agreement in the manner specified therein, until such time as amended and restated by the Amended and Restated Intercreditor Agreement, and thereafter shall mean the Amended and Restated Intercreditor Agreement.

“Lease” means any lease agreement for motor vehicles as to which the Titling Trust is the lessor, either directly or by assignment. In the case of a master lease, the term “Lease” shall include all schedules thereto or, if the provisions of such master lease are incorporated into such schedules, the term “Lease” shall include a schedule together with the incorporated provisions of the master lease.

“Lease Files” means, with respect to each Lease, the following documents (which may be photocopies or in electronic format unless otherwise indicated):

(i)	the original of the Lease (or an electronic copy of such Lease that satisfies section 9-105 of the UCC) that is clearly marked to show the Titling Trust as the owner of such Lease;

(ii)	the original credit application fully executed by the Lessee or a photocopy or electronic facsimile thereof;

(iii)	the original Certificate of Title and all related documents evidencing the ownership of the related Vehicle or Vehicles; and

(iv)
any and all other documents that the Servicer with respect to the Specified Interest to which such Lease is allocated retains on file relating to the Lease, or the related Vehicle or Vehicles or Lessee.

“Lessee” means the lessee of one or more Vehicles or any Person who is obligated to make payments on the related Lease.

“Liabilities” has the meaning specified in Section 10.1(a).

“Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics’ liens and any liens that attach to a Lease or Vehicle by operation of law.

“MBFS USA” has the meaning specified in the Preamble.

“Mercedes-Benz Commercial Specified Interest” has the meaning specified in Section 4.1(i).

“Mercedes-Benz Retail Specified Interest” has the meaning specified in Section 4.1(h).

“Merger Agreement” has the meaning specified in the Recitals.

“Notice of Registered Pledge” has the meaning specified in Section 5.4(e).

“Opinion of Counsel” means a written opinion of legal counsel, which counsel may be an employee of MBFS USA or an Affiliate or may provide legal services to MBFS USA or an Affiliate.

“Original Trust Agreement” has the meaning specified in the Recitals.

“Permitted Transactions” means the activities described in Section 2.3 and Section 2.4.

“Person” means any legal person, including any corporation, estate, natural person, firm, joint venture, joint stock company, limited liability company, limited liability partnership, partnership (limited or general), trust, business trust, unincorporated organization, association, enterprise, government, any department or agency of any government or any other entity of whatever nature.

“Rating Agency” means each nationally recognized statistical rating organization that has been requested by any Holder or its agent to rate any class of Securities.

“Rating Agency Condition” means, with respect to any action and each Rating Agency with respect to a class of Securities, either (i) written confirmation by that Rating Agency that such action will not cause such Rating Agency to qualify, reduce or withdraw any of its then-current ratings assigned to such class of Securities or (ii) that such Rating Agency has been given at least ten days’ prior written notice of such action and such Rating Agency has not issued any written notice that such action would cause such Rating Agency to qualify, reduce or withdraw any of its then-current ratings assigned to such class of Securities.

“Reallocation Date” means, with respect to any Specified Asset allocated to any Specified Interest, the date as of which such Specified Asset is reallocated to another Specified Interest pursuant to Section 4.3(f).

“Reallocation Notice” means a notice provided to the Titling Trust Administrator pursuant to Section 4.3(f).

“Registered Pledge” has the meaning specified in Section 5.4(e).

“Registered Pledgee” means, with respect to any Certificate, the Person who is listed in the Certificate Register as the registered pledgee of such Certificate.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the corporate trust office of the Trustee with direct responsibility for the administration of the Trust, including any president, vice president, assistant vice president, trust officer, secretary, assistant secretary or any other officer thereof customarily performing functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of or familiarity with the particular subject.

“Retail Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of March 1, 2009, among the Titling Trust (as successor to Daimler Trust), MBFS USA, as lender and as servicer, U.S. Bank Trust National Association, as administrative agent, and Collateral Title Co. (formerly known (prior to February 1, 2023) as Daimler Title Co.), as collateral agent, until such time as amended and restated by the Second Amended and Restated Servicing Agreement, and thereafter shall mean the Second Amended and Restated Servicing Agreement, pursuant to which Titling Trust Assets allocated to the Mercedes-Benz Retail Specified Interest (formerly the Daimler Retail Specified Interest) are serviced.

“Revolving Specified Interest” has the meaning specified in Section 4.3(b)(ii).

“Schedule of Leases and Vehicles” has the meaning specified in Section 4.3(b)(vi).

“Second Amended and Restated Collateral Agency Agreement” means the Second Amended and Restated Collateral Agency Agreement, among the Titling Trust, MBFS USA, as lender and as servicer, U.S. Bank Trust National Association, as administrative agent, and Collateral Title Co., as collateral agent, to be executed after the date hereof, as the same has been and may be amended, modified or supplemented from time to time.

“Second Amended and Restated Retail Servicing Agreement” means the Second Amended and Restated Servicing Agreement, among the Titling Trust (as successor to Daimler Trust), MBFS USA, as lender and as servicer, U.S. Bank Trust National Association, as administrative agent, and Collateral Title Co. (formerly known (prior to February 1, 2023) as Daimler Title Co.), as collateral agent, to be executed after the date hereof, as the same has been and may be amended, modified or supplemented from time to time.

“Security” means, with respect to any Specified Interest, any Certificate, any Titling Trust Note and any other security the payments on which are derived in any material part from amounts received with respect to the related Specified Assets.

“Series” has the meaning specified in Section 4.1(a).

“Series Cutoff Date” has the meaning specified in Section 4.3(b)(v).

“Series Issue Date” has the meaning specified in Section 4.3(b)(i).

“Servicer” has the meaning specified in Section 4.3(a).

“Servicing Agreement” has the meaning specified in Section 4.3(a).

“Specified Asset Amount” has, with respect to any Specified Interest, the meaning set forth in the related Servicing Agreement.  Unless otherwise specified in the related Servicing Agreement, the Specified Asset Amount with respect to each Specified Interest will be based on the aggregate lease balances of the Specified Assets allocated thereto (which may be calculated based on a simple interest, actuarial, straight-line or other commercially reasonable method specified in the related Servicing Agreement).

“Specified Asset Percentage” means, as of any date with respect to any Specified Interest, the percentage equivalent of a fraction, (i) the numerator of which is the Specified Asset Amount of such Specified Interest and (ii) the denominator of which is the aggregate Specified Asset Amounts of all Specified Interests.

“Specified Asset Titling Trust Administrator Fee” means, with respect to any Collection Period and any Specified Interest, an amount equal to the product of the Specified Asset Percentage of such Specified Interest as of the last day of the preceding Collection Period and the sum of (i) the monthly fees of the Titling Trust Administrator determined pursuant to the first sentence of Section 7.8 plus (ii) the expenses of the Titling Trust Administrator determined pursuant to the second sentence of Section 7.8.

“Specified Asset Trustee Fee” means, with respect to any Collection Period and any Specified Interest, an amount equal to the product of the Specified Asset Percentage of such Specified Interest as of the last day of the preceding Collection Period and the sum of (i) the monthly fees of the Trustee determined pursuant to the first sentence of Section 7.8 plus (ii) the expenses of the Trustee determined pursuant to the second sentence of Section 7.8.

“Specified Assets” has the meaning specified in Section 4.1(a).

“Specified Interest” has the meaning specified in Section 4.1(a).

“Specified Lease” means, with respect to any Specified Interest, a Lease identified (i) in the Schedule of Leases and Vehicles attached to a Titling Trust Specification Notice with respect to such Specified Interest, (ii) in an Addition Notice as having been added to such Specified Interest, or (iii) in a Reallocation Notice as having been reallocated to such Specified Interest. However, a Lease will no longer be a Specified Lease with respect to any Specified Interest as of the date on which (i) such Lease has been transferred from the Titling Trust pursuant to Section 4.3(e) or (ii) such Lease has been reallocated to another Specified Interest pursuant to Section 4.3(f).

“Specified Vehicle” means, with respect to any Specified Interest, a Vehicle identified (i) in the Schedule of Leases and Vehicles attached to a Titling Trust Specification Notice with respect to such Specified Interest, (ii) in an Addition Notice as having been added to such Specified Interest, or (iii) in a Reallocation Notice as having been reallocated to such Specified Interest. However, a Vehicle will no longer be a Specified Vehicle with respect to any Specified Interest as of the date on which (i) such Vehicle has been transferred from the Titling Trust pursuant to Section 4.3(e) or (ii) such Vehicle has been reallocated to another Specified Interest pursuant to Section 4.3(f).

“Titling Trust” has the meaning set forth in the Preamble.

“Titling Trust Account” has the meaning set forth in Section 2.4(a).

“Titling Trust Administrator” has the meaning specified in the Preamble.

“Titling Trust Assets” means the Leases, Vehicles, all proceeds of the foregoing and all other assets held by the Titling Trust.

“Titling Trust Note” means, with respect to any Titling Trust Note Specified Interest, a promissory note or other debt obligation of the Titling Trust, acting solely with respect to such Specified Interest, which may be secured by the related Specified Assets.

“Titling Trust Note Indenture” means, with respect to any Titling Trust Note, the indenture, deed of trust, pooling and servicing agreement, revolving credit agreement or similar agreement or document pursuant to which such Titling Trust Note is issued (which may, for avoidance of doubt, include a single indenture or other document entered into with respect to more than one Specified Interest or series of Titling Trust Notes).

“Titling Trust Note Specified Interest” has the meaning specified in Section 4.3(b).

“Titling Trust Noteholder” means a registered holder of a Titling Trust Note, under the terms of the related Titling Trust Note Indenture.

“Titling Trust Specification Notice” has the meaning specified in Section 4.3(b).

“Transaction Documents” means this Agreement, the Certificates, the Collateral Agency Agreement, the Intercreditor Agreement, any Servicing Agreement or supplement thereto, any Titling Trust Specification Notice, any Titling Trust Note Indenture or supplement thereto, any Titling Trust Note, and any Titling Trust Account control agreement, each as may be amended, supplemented or modified from time to time.

“Treasury Regulations” means the regulations promulgated by the U.S. Department of Treasury pursuant to the Code.

“Trustee” has the meaning specified in the Preamble.

“Undertaking” means, with respect to any Series, an agreement, contract or other written obligation of the Holder of such Series, the payments under which are in any material part derived from or collateralized by Collections on the related Specified Assets.

“Vehicle” means any motor vehicle, together with all attached items or accessories, that is subject to a Lease.

Section 1.2.     Usage.  The following rules of construction and usage are applicable to this Agreement and to any certificate or other document made or delivered pursuant to this Agreement:

(a)      All terms used in any certificate or other document made or delivered pursuant to this Agreement are defined in this Agreement.

(b)     Accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, have the respective meanings given to them under U.S. generally accepted accounting principles as in effect on the date of this Agreement. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under U.S. generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document will control.

(c)    References in this Agreement to “Article,” “Section,” “Exhibit,” “Schedule” or another subdivision or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule or other subdivision of or an attachment to this Agreement, and the term “including” means “including without limitation.”

(d)     The definitions contained in this Agreement are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)    Any agreement or statute defined or referred to in this Agreement means such agreement or statute as from time to time amended, modified, restated, supplemented or replaced, including (in the case of agreements) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements) references to all attachments thereto and instruments incorporated therein and (in the case of statutes) any rules and regulations promulgated thereunder and any judicial and administrative interpretations thereof.

(f)      References to a Person are also to its permitted successors and assigns.

(g)     References to deposits, transfers and payments of any amounts refer to deposits, transfers or payments of such amounts in immediately available funds.

(h)     Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

ARTICLE Two

ORGANIZATION OF THE TRUST

Section 2.1.     Name.  The trust continued hereby (the “Titling Trust”) is known as “Mercedes-Benz Vehicle Trust,” in which name the Trustee and Trust Administrator may conduct the activities of the Titling Trust and make and execute contracts and other instruments on behalf of the Titling Trust and the Titling Trust may sue and be sued.

Section 2.2.     Office.  The office of the Titling Trust will be in care of the Trustee at its Corporate Trust Office, or at such other address in the State of Delaware as the Trustee may designate by notice to the Initial Beneficiary and the Servicer.

Section 2.3.     Purposes and Powers.  The nature of the activities or purpose to be conducted or promoted by the Titling Trust is to, and the Titling Trust shall have the power and authority and is hereby authorized to, engage exclusively in the following activities, in each case in accordance with the terms of this Agreement:

(a)     holding title to Leases, Vehicles and other Titling Trust Assets for the benefit of the Holders of the related Certificates, all in accordance with the terms of this Agreement and the Servicing Agreements;

(b)      at the direction of the Initial Beneficiary or a Holder, issuing Certificates representing a separate series of beneficial interest in the Titling Trust and the related Titling Trust Assets in accordance with the terms of this Agreement and the related Titling Trust Specification Notice;

(c)      at the direction of the Holders of any Series relating to a Titling Trust Note Specified Interest, issuing one or more Titling Trust Notes with respect to such Specified Interest, entering into the related Titling Trust Note Indenture and pledging any or all of the related Specified Assets to secure such Titling Trust Notes;

(d)    executing, delivering and performing its obligations under agreements, instruments or other documents to which it is to be a party, including the Transaction Documents;

(e)      assigning or otherwise transferring title to Leases, Vehicles and Titling Trust Assets to, or to the order of, the related Holders;

(f)      borrowing on a revolving basis or otherwise from MBFS USA or any Servicer to finance the purchase of Leases and related Vehicles;

(g)      entering into agreements and transactions relating to, or in furtherance of, any Enhancement;

(h)      entering into and performing its obligations under the Intercreditor Agreement;

(i)      taking any other action in connection with the qualification, licensing or authorization of the Titling Trust to engage in activities in any jurisdiction;

(j)     merging with Daimler Trust as the surviving entity under the Merger Agreement and continuing the business of Daimler Trust in all respects consistent with the foregoing powers and purposes;

(k)     engaging in such other activities as may be necessary, convenient or advisable in connection with holding title to such Vehicles and other Titling Trust Assets, the management of the Titling Trust Assets, the making of distributions to the Holders of Certificates and the making of payments to any Titling Trust Noteholders; and

(l)      engaging in any activity and exercising any powers permitted to statutory trusts under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

The Titling Trust expressly assumes all of Daimler Trust’s obligations under the Daimler Trust Agreement and all Daimler Trust Notes and all Daimler Trust Note Indentures.    The parties hereto agree to the terms of the Merger Agreement.

Section 2.4.     Banking Activities.  Without limiting the generality of Section 2.3, the Initial Beneficiary or the Titling Trust Administrator is authorized to act on behalf of the Titling Trust and in its name:

(a)      to establish bank accounts on behalf of the Titling Trust (each, a “Titling Trust Account”);

(b)     to sign checks, drafts, instruments, bills of exchange, acceptances and/or other orders for the payment of money from any Titling Trust Account;

(c)      to endorse checks, instruments, evidences of indebtedness, and orders payable, owned or held by the Titling Trust;

(d)      to accept drafts, acceptances, instruments and/or other evidences of indebtedness payable at or through the bank at which any Titling Trust Account is maintained (each, a “Bank”);

(e)     to waive presentment, demand, protest and notice of protest or dishonor of any check(s), instrument(s), draft(s), acceptance(s), or other evidences of indebtedness made, drawn or endorsed by the Titling Trust;

(f)       otherwise to deal with each Bank in connection with the foregoing activities on behalf of the Titling Trust;

(g)      to enter into one or more agreements with the Bank, which will be deemed to govern the Titling Trust Accounts established at such Bank;

(h)     to authorize the purchase, on behalf of the Titling Trust, of CDs, bonds, notes, commercial paper, money market funds, and other similar savings or investment instruments from each Bank;

(i)      to obtain, on behalf of the Titling Trust, other related services from any Bank, such as the rental of safe deposit boxes from such Bank, obtaining of night depository services, routine cash management services, and the like, which will be governed by night depository agreement(s), safe deposit box lease agreement, and any other such agreement(s) contained on the application or signature cards pertaining to any such services offered to the Titling Trust by such Bank, as amended from time to time;

(j)      to sign and execute signature cards, applications and forms as any Bank will deem appropriate, from time to time, in connection with the opening and maintaining of Titling Trust Accounts at such Bank and/or obtaining any of the aforementioned additional related services; and

(k)      to execute applications for the issuance of any savings or investment instrument in the name of the Titling Trust.

Section 2.5.     Appointment of the Trustee.  The Initial Beneficiary hereby confirms the appointment of the Trustee as trustee of the Titling Trust, effective as of the date of this Agreement, to have all the respective rights, powers and duties set forth with respect to the Trustee in this Agreement.

Section 2.6.     Contribution and Conveyance of Titling Trust Assets.  As of January 31, 2023, the Initial Beneficiary contributed to the Trust the amount of $1,000. The Titling Trust Administrator acknowledges receipt on behalf of the Trust from the Initial Beneficiary, as of such date, of the foregoing contribution, which constitutes the initial Titling Trust Assets and will be deposited in a Titling Trust Account.

Section 2.7.     Declaration of Trust.  The Trustee will hold the Titling Trust Assets to the extent provided to it in trust upon and subject to the conditions set forth in this Agreement for the use and benefit of the Initial Beneficiary and any other beneficiaries, subject to the obligations of the Titling Trust under the Basic Documents.  It is the intention of the parties that the Titling Trust constitutes a statutory trust under the Delaware Statutory Trust Act and that this Agreement constitutes the governing instrument of such statutory trust.  Effective as of the date of this Agreement, the Trustee will have the rights, powers and duties set forth in this Agreement and the rights and powers set forth in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust.  The Certificate of Trust has been filed with the Secretary of State of the State of Delaware and is attached as Exhibit D.

Section 2.8.     Representations and Warranties of MBFS USA as Titling Trust Administrator.  MBFS USA, as Titling Trust Administrator, represents and warrants to the Trustee that:

(a)     Organization and Good Standing.  MBFS USA has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority to own or lease its properties and to conduct its activities as such properties are currently owned or leased and such activities are currently conducted.

(b)     Due Qualification.  MBFS USA is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its activities requires such qualifications, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the ability of MBFS USA to perform its obligations under this Agreement or the other Basic Documents to which it is a party.

(c)     Power and Authority; Authorization; Execution and Delivery; Binding Obligation.  MBFS USA has the power and authority to execute, deliver and perform its obligations under this Agreement and each other Basic Document to which it is a party. MBFS USA has duly authorized the execution and delivery of this Agreement and each other Basic Document to which it is a party by all necessary corporate action.  This Agreement and each other Basic Document to which it is a party has been duly executed and delivered by MBFS USA. This Agreement and each other Basic Document to which it is a party constitutes a legal, valid and binding obligation of MBFS USA, enforceable against MBFS USA in accordance with its terms, except as such enforceability may be limited by insolvency, bankruptcy, reorganization, or other laws relating to or affecting the enforcement of creditors’ rights and by general equitable principles.

(d)     No Violation.  The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement and of other Basic Documents to which MBFS USA is a party will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under its limited liability company agreement or any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument to which MBFS USA is a party or by which MBFS USA is bound (in each case material to MBFS USA and its subsidiaries considered as a whole), (ii) result in the creation or imposition of any Lien (material to MBFS USA and its subsidiaries considered as a whole) upon any of its properties pursuant to any such agreement or instrument (other than as contemplated by this Agreement or the other Basic Documents to which it a party) or (iii) violate or contravene any law or, to the knowledge of MBFS USA, any order, rule or regulation applicable to MBFS USA of any court or any Governmental Authority having jurisdiction over MBFS USA or its properties, the failure to comply with which would reasonably be expected to have a material adverse effect upon the ability of MBFS USA to perform its obligations under this Agreement or any other Basic Document to which it is a party.

(e)     No Proceedings.  There are no proceedings pending, or, to the knowledge of MBFS USA, threatened, and to the knowledge of MBFS USA there are no investigations pending or threatened, against or affecting MBFS USA or its property, before any Governmental Authority: (i) asserting the invalidity or unenforceability of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect upon the ability of MBFS USA to perform its obligations under this Agreement or any other Basic Document to which it is a party or (iv) seeking adversely to affect the tax characterization specified in Section 2.9.

Section 2.9.      Tax Reporting and Characterization.

(a)      The Initial Beneficiary and the Holders of each Series each agrees that for U.S. federal, state and local income and franchise tax purposes it will (i) treat its interest in the related Specified Interest as a direct ownership interest in the related Specified Assets and (ii) not treat the Titling Trust, this Agreement or the arrangement among the Initial Beneficiary and the Holders of any Series as creating a co-ownership of any assets or as creating a separate entity (such as a partnership).  Each party agrees that it will not take any action (including filing any tax return) that is inconsistent with this Section 2.9(a) unless required to do so by the relevant tax authority.

(b)     None of the Holders, the Registered Pledgees, the Titling Trust Noteholders or the parties to this Agreement will elect or permit an election to be made to treat the Titling Trust or any Specified Interest as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Treas. Reg. § 301.7701-3.

Section 2.10.   Execution of Documents.  The Initial Beneficiary is authorized and empowered to execute and deliver, on behalf of the Titling Trust, as attorney-in-fact or otherwise, any and all documents, agreements and other instruments, including any registration statement to be filed with the Securities and Exchange Commission or otherwise, on behalf of the Titling Trust.  The Initial Beneficiary is authorized and empowered to prepare for filing in connection with such registration statement, balance sheets, income statements and any other financial statements for the Titling Trust.

Section 2.11.    Conduct of Operations.

(a)     Notwithstanding any other provision of this Agreement and any provision of Applicable Law that otherwise so empowers the Titling Trust, the Titling Trust may not, without consent of the Holders and notice to the Trustee, do any of the following:

(i)       engage in any activity other than a Permitted Transaction;

(ii)     create, incur or assume any indebtedness, other than pursuant to any Titling Trust Notes, any Enhancement or any transactions entered into in connection therewith, in each case in accordance with this Agreement;

(iii)     become or remain liable, directly or contingently, in connection with any indebtedness or other liability of the Initial Beneficiary or any of its Affiliates or, except in connection with a Permitted Transaction, any other Person, whether by assumption, guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or purchase, agreement to supply or advance funds, or otherwise;

(iv)     make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate other than in connection with Permitted Transactions; provided, however, that the Titling Trust will not be prohibited under this clause (a)(iv) from causing a distribution of cash to its Initial Beneficiary or to any Holder or from making payments with respect to any Titling Trust Notes or any Enhancement;

(v)      enter into any transaction of merger or consolidation with or into any other entity, or convey its properties and assets substantially as an entirety to any entity, other than with respect to a Permitted Transaction, unless (A) the entity (if other than the Titling Trust) formed as a result of or surviving such consolidation or merger, or which acquires the properties and assets of the Titling Trust (i) is organized and existing under the laws of the State of Delaware, (ii) expressly assumes all of the Titling Trust’s obligations under this Agreement, all Titling Trust Notes and all Titling Trust Note Indentures and (iii) is governed under a charter document containing provisions substantially identical to Section 2.3 and Section 2.11; (B) the Rating Agencies and the trustees with respect to any Securities will have received at least 5 days’ prior notice of any such merger, consolidation or sale of assets; (C) such merger, consolidation or sale of assets will not conflict with the Certificate of Trust; and (D) immediately after giving effect to such merger, consolidation or sale of assets, no default or event of default by or relating to the Titling Trust will have occurred and be continuing under any material agreement to which the Titling Trust is a party, including any Titling Trust Note Indenture, or any agreement or other document pursuant to which any Titling Trust Note or Security has been issued;

(vi)     become party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, with the exception of any Certificate, any Notice of Registered Pledge, any Titling Trust Note, any Titling Trust Note Indenture or any other any documents relating to a Permitted Transaction; and

(vii)    amend, modify, alter, change or repeal any provision of Section 2.3 or 2.11; except that the Initial Beneficiary reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Trust or this Agreement in a manner now or hereafter prescribed or authorized by the Delaware Statutory Trust Act, and all rights conferred upon the Initial Beneficiary in this Agreement are granted subject to this reservation.

(b)      The Titling Trust will at all times (and the Titling Trust Administrator shall cause the Titling Trust to):

(i)       maintain its existence as a statutory trust and remain in good standing under the laws of the State of Delaware;

(ii)     observe all procedures required by this Agreement and such others, if any, as may be from time to time required by the Delaware Statutory Trust Act;

(iii)    ensure that (x) the activities and affairs of the Titling Trust are at all times managed by or under the direction of the Trustee or the Titling Trust Administrator, (y) the Trust has duly authorized all actions requiring such authorization and (z) when required by Applicable Law or by this Agreement, the Titling Trust has obtained the proper authorization for action from its Initial Beneficiary;

(iv)     maintain the Titling Trust’s books, financial statements, accounting records and other documents and records separate from those of the Initial Beneficiary, any Affiliate of the Initial Beneficiary or any other Person;

(v)      not commingle the Titling Trust Assets with those of the Initial Beneficiary or any Affiliate of the Initial Beneficiary (other than in connection with the Permitted Transactions or in connection with the performance by MBFS USA of its obligations as Servicer or as custodian with respect to any Specified Interest);

(vi)     not hold itself out as being liable for the debts of any other Person, except in connection with the Permitted Transactions;

(vii)   maintain its bank accounts, books of account and payroll (if any) separate from those of its Affiliates, the Holders, the Initial Beneficiary or any of the Initial Beneficiary’s Affiliates or any other Person; and ensure that its funds and other assets will at all times be readily distinguishable from the funds and other assets of its Affiliates, the Holders, the Initial Beneficiary and any of the Initial Beneficiary’s Affiliates or any other Person (other than in connection with the performance of any Servicer or custodian of its obligations with respect to any Specified Interest);

(viii)   act solely in its own name and through its own managers and agents so as not to mislead others as to its identity or the identity of any Affiliate and correct any known misunderstanding regarding its separate identity, and conduct all oral and written communications of the Titling Trust, including letters, invoices, contracts, statements and applications solely in the name of the Titling Trust;

(ix)     separately manage its liabilities from those of the Initial Beneficiary or any Affiliate thereof and pay its own liabilities, including all administrative expenses, from its own separate assets, except that (A) the Initial Beneficiary, the Titling Trust Administrator, any Holder, any Servicer or any Affiliate of any of them may pay certain of the organizational costs of the Titling Trust, and the Titling Trust will reimburse the Initial Beneficiary, the Titling Trust Administrator, such Holder, such Servicer or such Affiliate, as the case may be, for its allocable portion of shared expenses paid by such Person, and (B) the Initial Beneficiary, the Titling Trust Administrator, any Holder, any Servicer or any Affiliate of any of them may pay fees and expenses and indemnify parties as provided in this Agreement, any Servicing Agreement or any other agreement entered into in connection with the issuance of Securities;

(x)      at all times maintain an arm’s length relationship with any Affiliates;

(xi)     take such actions as are necessary to ensure that the Trustee may not at any time serve as a trustee in bankruptcy for the Titling Trust or any of its Affiliates;

(xii)    not issue, or permit the issuance of, any Security or enter into, or permit to be entered into, any Undertaking or any Enhancement, unless such Security, Undertaking or Enhancement contains the provisions described in Section 4.1(e), (f) and (g);

(xiii)   operate in such a manner that it would not be substantively consolidated for purpose of applicable bankruptcy laws with any other entity;

(xiv)   not form any subsidiary; and

(xv)    maintain adequate capital in light of its contemplated operations.

(c)     The Titling Trust Administrator will cause the Titling Trust to abide by all formalities, including the maintenance of current minute books, and to prepare financial statements in a manner that indicates the separate existence of the Titling Trust and its assets and liabilities.  To the extent permitted by law, until one year and one day (or, if longer, any applicable preference period) after all Securities are paid in full, the Titling Trust Administrator will make decisions with respect to the activities and operations of the Titling Trust independent of, and not dictated by, the Initial Beneficiary or any Affiliate thereof (without limiting the right of the Initial Beneficiary to exercise its rights in such capacity under this Agreement and under the Delaware Statutory Trust Act).

(d)     Notwithstanding any provision in this Agreement to the contrary, the Initial Beneficiary in its own capacity (i) may pay fees and expenses of and indemnify trustees relating to the issuance of any Securities and (ii) may indemnify any underwriter, placement agent, initial purchaser for resale, surety provider or other Enhancement provider or other Person performing similar functions in connection with the issuance of any Securities.

(e)     The Titling Trust, by or through the Trustee or the Titling Trust Administrator, may enter into and perform all documents, agreements, certificates, or financing statements relating to the Permitted Transactions, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement and to the extent allowed by the Delaware Statutory Trust Act or Applicable Law.  The foregoing authorization is not a restriction on the powers of the Trustee or the Titling Trust Administrator to enter into other agreements on behalf of the Titling Trust.

Section 2.12.    No State Law Partnership.  The Holders intend that the Titling Trust will not be a partnership (including a general partnership or a limited partnership) or joint venture, and that neither any Holder nor the Trustee will be a partner of or joint venturer with any Holder or the Trustee with respect to the activities of the Titling Trust for any purposes, and this Agreement will not be construed to suggest otherwise.

Section 2.13.   Titling of Vehicles.  Except as otherwise agreed or directed by the Holders of 100% of the related Certificates and the holders of 100% of any related Titling Trust Notes, Securities and Undertakings, the Servicing Agreement with respect to each Specified Interest will provide that the related Servicer will cause the Certificate of Title for each Vehicle assigned to the Titling Trust for allocation to such Specified Interest to be issued in the name “Mercedes-Benz Vehicle Trust” or in such substantially similar words as the relevant Governmental Authority will accept, with the address of MBFS USA, its agent or the related Lessee, as the relevant Governmental Authority requires or allows, as the address of the recorded owner of the Vehicle.

Section 2.14.   Enforcement of Leases.  If in any enforcement suit or legal proceeding with respect to a Lease it is held that the Servicer with respect to the applicable Specified Interest may not enforce the Lease on the ground that it is not a real party in interest or a Holder entitled to enforce the Lease, the Titling Trust and the Holders of the related Series, at such Servicer’s expense and direction, will take steps to enforce the Lease, including bringing suit in its name or the name of the applicable Holders.

Section 2.15.   Liability to Third Parties.  Except as otherwise expressly provided by the Delaware Statutory Trust Act or in this Agreement (including Section 10.1), none of the Initial Beneficiary, the Titling Trust Administrator, the Trustee, any Holder, or any officer or Affiliate of any such Person (other than the Titling Trust), will be liable for the debts, obligations or liabilities of the Titling Trust (whether arising in contract, tort or otherwise), including, under a judgment, decree or order of a court, by reason of being the Initial Beneficiary, the Titling Trust Administrator, the Trustee, a Holder, or an officer or Affiliate of any such Person.

Section 2.16.    No Personal Liability of any Holder.

(a)    The Initial Beneficiary and the Holders will have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the General Corporation Law of the State of Delaware.

(b)     None of the Initial Beneficiary, the Titling Trust Administrator, the Trustee, any Holder, any officer, director, employee, trustee or manager of any of the foregoing, will be subject in such capacity to any personal liability whatsoever to any Person in connection with the assets or the affairs of the Titling Trust; and, subject to the provisions of Article X and any provision for indemnification set forth in the related Servicing Agreements, all such Persons will look solely to the assets of the Titling Trust for satisfaction of claims of any nature arising in connection with the affairs of the Titling Trust. However, such protection from personal liability will apply to the fullest extent permitted by Applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Titling Trust to provide greater or broader indemnification rights than such law permitted the Titling Trust to provide prior to such amendment).

Section 2.17.    Limited Liability and Bankruptcy Remoteness.  Without limiting the generality of Section 2.11, the Titling Trust will be operated in such a manner as the Titling Trust Administrator deems reasonable and necessary or appropriate to preserve (a) the limited liability of the Holders and the Initial Beneficiary and their respective Affiliates, (b) the separateness of the Titling Trust from the respective businesses of the Holders and the Initial Beneficiary and their respective Affiliates and (c) until the expiration of the period of one year and one day (or, if longer, any applicable preference period) after the payment in full of all distributions to all Holders, Registered Pledgees and Titling Trust Noteholders, the bankruptcy-remote status of the Titling Trust.

Section 2.18.    Term.  Unless terminated in accordance with this Agreement and the Delaware Statutory Trust Act, the Titling Trust will have a perpetual existence.

ARTICLE THREE

MANAGEMENT OF THE TITLING TRUST; THE BOARD OF MANAGERS; OFFICERS

Section 3.1.     General Management of the Titling Trust.  The activities, properties and affairs of the Titling Trust will be managed by the Trustee (solely to the extent expressly set forth herein) and the Titling Trust Administrator.  Without limiting the generality of the foregoing, the Trustee and the Titling Trust Administrator will have the power to appoint and direct agents of the Titling Trust, to grant general or limited authority to officers, employees and agents of the Titling Trust, and to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Titling Trust, subject to and in accordance with this Agreement.

Section 3.2.      Restrictions on the Power of the Trustee.  The Trustee will not have the authority to:

(a)      cause the Titling Trust to do any acts in violation of or in breach of any agreement entered into by the Titling Trust;

(b)      take any action in contravention of the Delaware Statutory Trust Act, the Certificate of Trust or this Agreement;

(c)     to the fullest extent permitted by Applicable Law, take any action that would make it impossible to carry on the ordinary activities of the Titling Trust;

(d)      knowingly perform any act that would subject the Initial Beneficiary or any Holder to loss of limited liability in any jurisdiction; or

(e)      except as permitted under Section 9.1, take any action to amend or modify the Certificate of Trust or this Agreement.

Section 3.3.      Duties and Obligations of the Trustee and the Titling Trust Administrator.

(a)    As long as any Security or Undertaking is outstanding, the Titling Trust Administrator will take all action that may be necessary or appropriate for the continuation of the Titling Trust’s valid existence as a statutory trust under the laws of the State of Delaware (and each other jurisdiction in which such existence is necessary to protect the limited liability of the Initial Beneficiary, the Holders, any Registered Pledgees or any Titling Trust Noteholders or to enable the Titling Trust to engage in the activities in which it is engaged).

(b)      Each of the Trustee and the Titling Trust Administrator will use its best efforts, in the conduct of the Titling Trust’s activities and business, to put all Persons with whom the Titling Trust deals on notice that MBFS USA, the Initial Beneficiary, the Holders, the Titling Trust Noteholders and the Registered Pledgees are not liable for the Titling Trust’s obligations and all agreements to which the Titling Trust is a party will include a statement to the effect that the Titling Trust is a statutory trust formed under the Delaware Statutory Trust Act.  However, the failure to include such a statement in an agreement to which the Titling Trust is a party will not affect the Titling Trust’s power and authority or authorization to enter into such agreement.

(c)     The Titling Trust Administrator will prepare or cause to be prepared and will file or cause to be filed on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Titling Trust, and the Trustee will cooperate with all such activities.  The Titling Trust Administrator will cause the Titling Trust to pay any taxes payable by the Titling Trust. However, the Titling Trust Administrator will not be required to cause the Titling Trust to pay any tax so long as the Titling Trust is contesting in good faith and by appropriate legal proceedings the validity, applicability or amount of such tax and such contest does not materially endanger any right or interest of the Titling Trust.

(d)     The Titling Trust Administrator will, from time to time, submit, or cause to be submitted, to any appropriate state securities administrator all documents, papers, statistics and reports required to be filed with or submitted to such state securities administrator, and the Trustee will cooperate with all such activities.

(e)     The Titling Trust Administrator will use commercially reasonable efforts to cause, and the Trustee will cooperate in causing, the Titling Trust to be qualified to engage in investment activities in connection with Permitted Transactions, or be registered under any applicable assumed or fictitious name statute or similar law in any state in which the Titling Trust then makes investments or transacts business, if such qualification or registration is necessary or desirable in order to protect the limited liability of the Initial Beneficiary or to permit the Titling Trust lawfully to own or make investments or transact business.

ARTICLE Four

SPECIFIED INTERESTS

Section 4.1.      Designation of the Specified Interests.

(a)      The Initial Beneficiary may direct the Titling Trust Administrator from time to time to designate a separate series of Beneficial Interests of the Titling Trust, each of which will be a separate series of beneficial interest within the Titling Trust within the meaning of Section 3806(b) of the Delaware Statutory Trust Act (each, a “Specified Interest”, and the Titling Trust Assets allocated thereto, “Specified Assets”).  In connection with the designation of a Specified Interest by the Holders of any Series pursuant to this Section 4.1(a), the Titling Trust will issue to, or to the order of, such Holders one or more certificates, that at any time will collectively represent the entire Beneficial Interest in the assets allocated to such newly-created Specified Interest at such time (each such certificate, a “Certificate” and all of the Certificates issued in connection with a Specified Interest, a “Series”).

(b)      The designation of each Specified Interest, the number of Certificates with respect to such Specified Interest and the identity of the related Holders will be set forth in the Titling Trust Specification Notice delivered to the Titling Trust Administrator by the Initial Beneficiary pursuant to Section 4.3(b).  The terms of the Beneficial Interest in the Specified Assets allocated to such Specified Interest will be as set forth in such Titling Trust Specification Notice and in the related Servicing Agreement, if any.

(c)      All Leases, Vehicles and proceeds of the foregoing will be allocated to Specified Interests, and no Titling Trust Asset may at any time be allocated to more than one Specified Interest (without limiting the right of more than one Specified Interest to be a beneficiary of, or named as the loss payee or additional insured with respect to, any insurance policy).

(d)     In accordance with Section 3806(b) of the Delaware Statutory Trust Act, the Titling Trust Administrator, acting on behalf of the Titling Trust and the Holders of the Certificates, will maintain separate and distinct records for the Specified Assets allocated to each Specified Interest.  The Specified Assets allocated to each Specified Interest will be accounted for separately from the Specified Assets allocated to each other Specified Interest.  Except to the extent required by Applicable Law or specified in this Agreement, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to the Specified Assets allocated to any Specified Interest will be enforceable against such Specified Assets only, and not against the Titling Trust generally or the Specified Assets allocated to any other Specified Interest and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Titling Trust generally or the Specified Assets of any other Specified Interest will be enforceable against the Specified Assets allocated to such Specified Interest.

(e)     Each Security, each Undertaking and each document entered into in connection with any Enhancement will include a recitation limiting the obligation represented by such Security, Undertaking or Enhancement to the Series in connection with which the Security, Undertaking or Enhancement was issued or entered into. Each Security, each Undertaking and each document entered into in connection with any Enhancement will also include an acknowledgment and agreement by the holder thereof or the parties thereto, as the case may be, to the effect that if an Insolvency Event occurs with respect to the Titling Trust, any claim that such holder or party may seek to enforce at any time against the Titling Trust or the Specified Assets of any Series other than the Series in connection with which such Security, Undertaking or Enhancement was issued or entered into will be subordinate to the payment in full, including post-petition interest, of the claims of the holders of, or parties to, any Securities, Undertaking, or Enhancement related to such other Series. In addition, each Certificate will include a recitation of the foregoing limitation with respect to any related Security, Undertaking or Enhancement.

(f)      Each Security, each Undertaking and each document entered into in connection with any Enhancement will include a recitation that each holder of or party to such Security, Undertaking or Enhancement irrevocably makes the election afforded to secured creditors by Section 1111(b)(1)(A)(i) of the Bankruptcy Code to receive the treatment afforded by Section 1111(b)(2) of the Bankruptcy Code with respect to any secured claim that such holder or party, as the case may be, may have at any time against the Titling Trust or against any Series other than the Series in connection with which such Security, Undertaking or Enhancement was issued or entered into.

(g)     Each Security, each Undertaking and each document entered into in connection with any Enhancement will include a recitation that each holder of or party to such Security, Undertaking or Enhancement will not file or join in filing any bankruptcy petition against the Titling Trust prior to the end of the period that is one year and one day after payment (or, if longer, any applicable preference period) in full of all distributions to all Holders, Registered Pledgees and Titling Trust Noteholders and agree they will not cooperate with or encourage others to file a bankruptcy petition against the Titling Trust during the same period.

(h)     The Initial Beneficiary hereby directs the issuance at the Effective Time of a Specified Interest to be known as the “Mercedes-Benz Retail Specified Interest” as to which the Specified Assets as of the Effective Time will consist of all assets previously allocated to the Daimler Retail Specified Interest issued under the Daimler Trust Agreement, all as further specified in the Titling Trust Specification Notice related thereto.

(i)      The Initial Beneficiary hereby further directs the issuance at the Effective Time of a Specified Interest to be known as the “Mercedes-Benz Commercial Specified Interest” as to which the Specified Assets as of the Effective Time will consist of all assets previously allocated to the Daimler Commercial Specified Interest issued under the Daimler Trust Agreement, all as further specified in the Titling Trust Specification Notice related thereto.

Section 4.2.     Capital Contributions.  The Holders of any Series may make capital contributions to the Titling Trust. Any such capital contributions will be allocated to the related Specified Interest.  If the Holders of Certificates relating to any Series make capital contributions to the Titling Trust, except as otherwise specified in the related Certificates, Titling Trust Specification Notice or Servicing Agreement, each such Holder will make capital contributions in an amount such that after giving effect to the capital contributions of all Holders of such Series, the ratio of each Holder’s investment in the related Specified Interest remains unchanged.

Section 4.3.      Allocation of Specified Assets; Servicing Agreements.

(a)     Holders Responsible for Servicing Specified Assets.  The Holders of each Series, by accepting their respective Certificates, will be deemed to have acknowledged and agreed that the Holders of such Series will administer, manage and control the Specified Assets allocated to the related Specified Interest. The Holders of each Series shall either (i) engage one or more third party servicers to administer, manage and control the Specified Assets allocated to the related Specified Interest (each, a “Servicer”) or (ii) consent to or approve the appointment of MBFS USA as Servicer pursuant to servicing agreements or supplements related thereto.  The terms and conditions under which any Servicer will perform its duties will be set forth in an agreement appointing such Servicer (together with any related supplements, each a “Servicing Agreement”).  Except as otherwise provided in a Servicing Agreement, MBFS USA shall be the Servicer for the Specified Assets allocated to each Specified Interest, and at the Effective Time (1) the Titling Trust Assets allocated to the Mercedes-Benz Retail Specified Interest will continue to be serviced under the Retail Servicing Agreement and the (2) the Titling Trust Assets allocated to the Mercedes-Benz Commercial Specified Interest will continue to be serviced under the Commercial Servicing Agreement, in each case with no change in terms to either such agreement.  The Titling Trust will be a party to or execute an acknowledgment and acceptance of each Servicing Agreement and of the appointment of the Servicer.  The Holders of any Series may assign to the related Servicer any or all of the rights of the Holders under this Agreement and the related Certificates, including the rights granted to such Holders under Section 4.3(c), to be exercised in connection with the Servicer’s performance of its duties under the related Servicing Agreement, and the Titling Trust consents to such assignment.  Each Servicing Agreement will set forth the duties and responsibilities of the related Servicer, including:

(i)      the standards the Servicer will be required to use to service and administer the related Specified Assets and maintain the accounts, records and computer systems pertaining to the related Specified Assets;

(ii)      the type, required coverages and principal terms of the insurance policies, if any, that the Servicer will maintain with respect to the related Specified Assets; and

(iii)     the appointment of a custodian of the Lease Files with respect to the related Specified Assets.

(b)          Designation of Specified Interests.  At least one business day prior to the creation of any Specified Interest (or on the date hereof for any Specified Interest created on the date hereof), the Initial Beneficiary will deliver to the Titling Trust Administrator a notice executed by the Initial Beneficiary, setting forth the terms of such Specified Interest and the related Series (each, a “Titling Trust Specification Notice”), including:

(i)       the date that the related Series will be issued (the “Series Issue Date”);

(ii)    that (A) additional Leases and Vehicles may be allocated to the Specified Interest (any such Specified Interest, a “Revolving Specified Interest”) or (B) no additional Leases and Vehicles may be allocated to the Specified Interest (any such Specified Interest, a “Fixed Specified Interest”);

(iii)     that the Certificates of the related Series will collectively represent the entire Beneficial Interest in the related Specified Assets and (1) will be issued in more than one class (each, a “Class”) having different rights with respect to the related Specified Assets and specifying the terms of each such Class or (2) will be issued only in a single Class;

(iv)      the Persons to whom the Certificates of such Series initially will be issued;

(v)       the first date as of which Collections on the related Specified Assets will be allocated to such Specified Interest (the “Series Cutoff Date”);

(vi)     a schedule listing the Leases and Vehicles to be initially allocated to such Specified Interest (a “Schedule of Leases and Vehicles”); and

(vii)    that (A) Titling Trust Notes may be issued by the Titling Trust with respect to such Specified Interest (if so specified, such Specified Interest a “Titling Trust Note Specified Interest”) or (B) Titling Trust Notes may not be issued by the Titling Trust with respect to such Specified Interest.

On the Series Issue Date, the Titling Trust will issue the related Certificates to the Persons named in the Titling Trust Specification Notice.  The Titling Trust Administrator will provide notice of each such issuance to the Trustee, and the Trustee will record such issuance in the Certificate Register.  Each Titling Trust Specification Notice will be substantially in the form of Exhibit A.

(c)    Rights of Holders With Respect to Specified Interests.  The Holders of each Series, with respect to the related Specified Interest (collectively, the “Beneficial Interest”), subject to the rights of (A) any related Registered Pledgee and (B) any related Titling Trust Noteholders and to the terms of the related Servicing Agreement and any other document to which the related Specified Assets are subject, will have, in accordance with Section 4.3(a), the exclusive right to administer, manage, and control the related Specified Assets. In this regard, the Servicing Agreement and any other document to which the related Specified Assets are subject may designate the parties with the exclusive right to administer, manage, and control the related Specified Assets, including the right to, at any time:

(i)       direct the Titling Trust to assign or otherwise transfer any related Specified Leases, Specified Vehicles or other Specified Assets to, or to the order of the Persons identified therein;

(ii)      receive or direct the application of all Collections on the related Specified Assets;

(iii)   designate, remove and direct the actions of the related Servicer and specify the terms of the related Servicing Agreement in accordance with Section 4.3(a);

(iv)    direct the Titling Trust to accept assignments of title to Leases and Vehicles (or instruct the related Servicer, as their agent, to so direct the Titling Trust) for allocation to such Specified Interest (if designated as a Revolving Specified Interest) in accordance with Section 4.3(d);

(v)    direct the Titling Trust to reallocate any related Specified Leases, Specified Vehicles or other; Specified Assets to a different Specified Interest in accordance with Section 4.3(f);

(vi)     in the case of a Titling Trust Note Specified Interest, direct the Titling Trust to issue Titling Trust Notes with respect to the related Specified Interest and pledge any or all of the related Specified Assets to secure such Titling Trust Notes, subject to and in accordance with the terms of this Agreement and the related Titling Trust Specification Notice; and

(vii)    provide directions to the Titling Trust Administrator, the Titling Trust, the Trustee or the related Servicer with respect to the related Specified Interest pursuant to Section 7.4(a).

(d)     Subsequent Addition of Specified Assets to Revolving Specified Interests.  The Holders of the Series relating to any Revolving Specified Interest will, or will cause the related Servicer to, identify to the Titling Trust Administrator in accordance with Section 4.3(h) any Leases, Vehicles or other assets that have been acquired or are to be acquired by the Titling Trust for allocation to such Revolving Specified Interest, and provide to the Titling Trust Administrator the following information with respect to any such assets:

(i)       the Revolving Specified Interest to which Leases, Vehicles or other assets have been or are to be allocated;

(ii)      the Addition Date; and

(iii)     the date as of which Collections on such assets will be allocated to such Revolving Specified Interest.

Effective as of the Addition Date set forth in any Addition Notice, the Leases, Vehicles or other assets identified therein will be Specified Assets allocated to the Specified Interest set forth in the Addition Notice. Notwithstanding the foregoing, if the Titling Trust Specification Notice related to a Revolving Specified Interest specifies that Leases, Vehicles and Units having specifically identified characteristics shall be automatically allocated to such Specified Interest upon the acquisition thereof by the Titling Trust, then no separate Addition Notices will be required in respect of any Leases, Vehicles or Units acquired by the Titling Trust with such specifically identified characteristics.

(e)     Assignment and Transfer of Specified Assets from the Titling Trust.  The Holders of the Series relating to any Specified Interest will, or will cause the related Servicer to, identify to the Titling Trust Administrator in accordance with Section 4.3(h) any related Specified Assets that have been or are to be assigned or otherwise transferred from the Titling Trust, and provide to the Titling Trust Administrator the following information with respect to such Specified Assets:

(i)       the Specified Interest from which the Specified Assets have been or are to be assigned or otherwise transferred;

(ii)      the Assignment Date; and

(iii)     the date as of which Collections on such Specified Assets will cease to be allocated to such Specified Interest.

Effective as of the Assignment Date set forth in any Assignment Notice, the Specified Assets identified therein will cease to be Titling Trust Assets.  The effectiveness of an Assignment Notice that is delivered with respect to any Specified Interest will be subject to the rights of any Titling Trust Noteholders or Registered Pledgees with respect to such Specified Interest.

(f)      Reallocation of Specified Assets from one Specified Interest to Another.  The Holders of the Series relating to any Specified Interest will, or will cause the related Servicer to, identify to the Titling Trust Administrator in accordance with Section 4.3(h) any related Specified Assets that have been or are to be reallocated to another existing Specified Interest, and provide to the Titling Trust Administrator the following information with respect to such Specified Assets:

(i)       the Specified Interest from which the Specified Assets have been or are to be reallocated;

(ii)      the Specified Interest to which the Specified Assets have been or are to be reallocated;

(iii)     the Reallocation Date; and

(iv)     the date as of which Collections on such Specified Assets will be allocated to the Specified Interest to which such Specified Assets have been or are to be reallocated.

Effective as of the Reallocation Date set forth in any Reallocation Notice, the Leases, Vehicles or other assets identified therein will be reallocated to the Specified Interest set forth in the Reallocation Notice.  The effectiveness of a Reallocation Notice that is delivered with respect to any Specified Interest will be subject to the rights of any Titling Trust Noteholders or Registered Pledgees with respect to such Specified Interest.

(g)     Identification of Assets.  In identifying Leases, Vehicles and other assets to be allocated, acquired, assigned, transferred or reallocated pursuant to Section 4.3(b), (d), (e) or (f), Holders will identify:

(i)       Leases by account number;

(ii)      Vehicles by vehicle identification number; and

(iii)    any other Titling Trust Assets by such description in such form that will permit the Titling Trust (or the Servicers or the Titling Trust Administrator on its behalf) to identify such Titling Trust Assets separately from any other Titling Trust Assets.

(h)     Reporting to Titling Trust Administrator.  The Holders (or the related Servicer on their behalf) will report to the Titling Trust Administrator with respect to assets acquired, assigned, transferred, or reallocated pursuant to Section 4.3(d), (e) and (f) at such times, in such manner and in such form as may be agreed to from time to time by such Holders (or the related Servicer on their behalf) and the Titling Trust Administrator, which may include any electronic means.

(i)       Certain Rights and Duties of the Titling Trust Administrator With Respect to Specified Interests and Specified Assets.  In accordance with procedures set forth in the related Servicing Agreement, each Servicer (or, if no Servicer has been appointed with respect to a Specified Interest, the Holders of the related Series) will provide information with respect to the related Specified Assets to the Titling Trust Administrator in detail sufficient to permit the Titling Trust Administrator to maintain on an ongoing basis adequate records with respect to the investments of the Holders in the Titling Trust and to provide the Holders with any information required pursuant to this Agreement.  The Titling Trust Administrator has no responsibility for determining, monitoring or verifying the value or quality of any assets contributed to or held by the Titling Trust.  The Titling Trust Administrator, upon receipt of all certificates, statements, opinions, reports, documents, orders, other instruments or property furnished to the Titling Trust Administrator that are required to be furnished pursuant to this Agreement, will examine them to determine whether they are on their face in the form required by this Agreement.  If any such item is found on its face not to conform to the requirements of this Agreement in a material manner, the Titling Trust Administrator will take such action as it deems appropriate to have the item corrected by the related Servicer, and if the item is not corrected to the Titling Trust Administrator’s reasonable satisfaction by the related Servicer, the Titling Trust Administrator will provide notice thereof to the Trustee and to the applicable Holders.  The Titling Trust Administrator will make all books and records maintained by the Titling Trust Administrator with respect to the Titling Trust and the Titling Trust Assets available to the Trustee for inspection, but only upon reasonable notice and during the normal business hours of the respective offices of the Titling Trust Administrator.

Section 4.4.      Titling Trust Accounts.  If so specified in the Servicing Agreement with respect to any Specified Interest, the Titling Trust Administrator will, in the manner so specified, establish and maintain in the name of the Titling Trust, or in such other name that identifies the Titling Trust as the holder of the account, one or more separate deposit accounts or securities accounts for the benefit of the Holders of the related Series.  Any such account will be under the sole dominion and control of the related Holders, subject to the rights of any related Registered Pledgees or any related Titling Trust Noteholders, except to the extent otherwise specified in such Servicing Agreement.

Section 4.5.    Titling Trust Notes.  The Titling Trust may issue Titling Trust Notes with respect to (and only with respect to) any Titling Trust Note Specified Interest.  If so specified in the Titling Trust Note Indenture with respect to any Titling Trust Notes or in the Titling Trust Specification Notice with respect to the related Specified Interest, the related Titling Trust Noteholders may designate an indenture trustee or other third party to exercise the rights of such Titling Trust Noteholders under this Agreement.  If no such third party is designated, unless otherwise specified in the related Titling Trust Specification Notice, the rights of the Titling Trust Noteholders may be exercised only with the consent of 100% of such holders.

ARTICLE Five

THE CERTIFICATES

Section 5.1.      Delivery and Form.

(a)     Each Certificate will be substantially in the form set forth in Exhibit B, subject to modifications as required by this Agreement or the related Titling Trust Specification Notice.  Each Certificate will be executed by manual, facsimile or other electronic signature by an Authorized Officer of the Trustee.  Each Certificate bearing the manual, facsimile or other electronic signatures of individuals who were authorized to sign on behalf of the Trustee at the time when such signatures were affixed will be a valid and binding representation of interests in the Titling Trust notwithstanding that any or all of such individuals will have ceased to be so authorized prior to or did not hold such offices at the date of delivery of such Certificate or thereafter.

(b)     Certificates may be typewritten or produced by any other method, all as determined by the Trustee, as evidenced by the Trustee’s execution of such Certificates.

(c)     In the case of Certificates issued in connection with the issuance of Securities (other than the Certificates issued in respect of the Mercedes-Benz Retail Specified Interest and the Mercedes-Benz Commercial Specified Interest), the Certificates will be issued only upon delivery of an Opinion of Counsel addressed to the Titling Trust Administrator, the Trustee and the Titling Trust that (i) such issuance and the transactions entered into in connection therewith (including transfers of such Certificates permitted by the documents executed in connection with such transactions) will not cause the Titling Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes and (ii) the issuance of such Certificates will not cause the Securities, if any, issued in connection with any previously issued Certificates to not be characterized as debt for Federal income tax purposes (provided such Securities had previously been characterized as debt for Federal income tax purposes in accordance with an opinion of Federal tax counsel).

(d)    Notwithstanding any other part of this Agreement, no Person may acquire any Certificate or be admitted as a Holder unless and each Holder by acceptance of a Certificate certifies the following:

(i)       such Person is not acquiring its interest in the Titling Trust through an “established securities market” within the meaning of section 7704(b) of the Code;

(ii)    after giving effect to such acquisition, there are no more than 95 beneficial owners of the Titling Trust as determined by Section 1.7704-1(h) of the Treasury Regulations; and

(iii)    such Person either (A) is not (or, if it is disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(a), its owner is not), for U.S. federal income tax purposes, a partnership, grantor trust, or S Corporation (as defined in the Code) (any such entity, a “Pass-Through Entity”) or (B) is a Pass-Through Entity, but (x) after giving effect to such transaction less than 50 percent of the value of each beneficial ownership interest in such Pass-Through Entity is attributable to such entity’s interest in the Titling Trust or (y) adequate provisions are in place that restrict any transfer of beneficial interests in such Pass-Through Entity or the actions of such Pass-Through Entity in such a manner to prevent any increase in the number of beneficial owners of the Pass-Through Entity for purposes of Section 1.7704-1(h) of the Treasury Regulations without the consent of the Titling Trust (as confirmed by an Opinion of Counsel).

Section 5.2.     Mutilated, Destroyed, Lost or Stolen Certificates.  If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to indemnify and hold it harmless, then the Trustee will execute on behalf of the Titling Trust and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate of the same Class and proportionate interest in the Titling Trust, the related Specified Interest and the Specified Assets allocated thereto. Such substitute Certificate will constitute for all purposes a substitute for the original Certificate and the original Certificate will be deemed canceled and the books and records of the Trustee will indicate such cancellation.  Any replacement Certificate will be delivered to the Holder of the applicable Series. However, if there is a Registered Pledgee of such Certificate, then a replacement Certificate will be delivered to the Registered Pledgee if the Notice of Registered Pledge so provides.

Section 5.3.     Persons Deemed Holders.  Prior to due presentation of a Certificate for registration of transfer, the Trustee will regard the Person in whose name such Certificate is registered as the Holder for all purposes.  The Holder of any Certificate may covenant or enter into agreements with other Persons with respect to the exercise of any or all of its rights as Holder of such Certificate and, subject to Section 5.4(e), upon receipt of notification of such arrangements by the Trustee (with a copy to the Titling Trust Administrator), such Persons will be treated as Holders in accordance with and to the extent provided in such agreement.

Section 5.4.      Registration of Transfer and Exchange of Certificates.

(a)      The Trustee will keep or cause to be kept, at the office or agency maintained pursuant to Section 5.5, a Certificate Register that, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates.  The Trustee will not register any transfer, sale, assignment, hypothecation, pledge or other conveyance of any Certificate unless the request for such transfer, sale, assignment, hypothecation, pledge or other conveyance is accompanied by either (i) in the case of a conveyance that constitutes a Registered Pledge, a Notice of Registered Pledge and the other documentation required under Sections 5.4(e) and 5.7 or (ii) in the case of any other conveyance of a Certificate subject to a Registered Pledge, evidence that the related Registered Pledgees have consented to such conveyance.

(b)      Upon surrender for registration of transfer of any Certificate to the Trustee at its Corporate Trust Office and subject to compliance with the terms hereof, an Authorized Officer of the Trustee will execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates in a like aggregate amount.

(c)     Every Certificate presented or surrendered for registration of transfer or exchange will be accompanied by an instrument of transfer or exchange in form satisfactory to the Trustee duly executed by the Holder, including, with respect to any Certificate subject to a Registered Pledge, the documentation described in Section 5.4(a)(ii).  Each Certificate surrendered for registration of transfer and exchange will be canceled and subsequently disposed of by the Trustee.

(d)      No service charge will be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any expense, tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(e)     Except to the extent specified in this Agreement or in the related Servicing Agreement, Certificates may be assigned, pledged or otherwise transferred.  However, the Certificates may be assigned, pledged or otherwise transferred only upon delivery of an Opinion of Counsel addressed to the Titling Trust Administrator, the Trustee and the Titling Trust that such assignment, pledge or transfer will not cause the Titling Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.  Any attempted assignment, pledge, or other transfer in violation of this Section 5.4(e) will be void from the beginning. In addition, each assignee, pledgee or other transferee must, prior to or contemporaneously with any such assignment, pledge or other transfer, execute an agreement containing a non-petition covenant substantially similar to that set forth in Section 11.8 and deliver to the Titling Trust Administrator, the Trustee and the Initial Beneficiary an executed copy of such agreement. In addition to the foregoing, in the case of a pledge of a Certificate, the Holder will deliver to the Trustee (with a copy to the Titling Trust Administrator) a notice of registered pledge substantially in the form of Exhibit C (a “Notice of Registered Pledge”), an executed copy of the related security agreement and any agreements governing the exercise by the pledgee of the rights of a Holder with respect to the applicable Certificate (any such pledge, a “Registered Pledge”).

(f)       The Trustee will deliver, or cause to be delivered, a copy of this Agreement to each Person that becomes a Holder or Registered Pledgee.

Section 5.5.    Maintenance of Office or Agency.  The Trustee will maintain an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served.  The Trustee initially designates its Corporate Trust Office as its office for such purposes.  The Trustee will give prompt notice to the Initial Beneficiary, the Holders and any Registered Pledgees of any change in the location of such office.

Section 5.6.     Cooperation with Servicers.  The Titling Trust will furnish each Servicer with any powers of attorney and such other documents as have been prepared by such Servicer for execution by the Titling Trust as are necessary or appropriate to enable such Servicer to carry out its duties under the applicable Servicing Agreement.

Section 5.7.    Registered Pledge .  Each Notice of Registered Pledge will be executed by the Holder of the subject Certificate and each Registered Pledgee of such Certificate and will set forth the following information:

(i)       the name of the Holder;

(ii)      the name and address of the Registered Pledgee;

(iii)     the Series and Class, if applicable, of the Certificate subject to the Registered Pledge;

(iv)     any rights of the Holder under this Agreement and the applicable Certificate that the Holder has agreed may be exercised by the Registered Pledgee;

(v)      if there is more than one Registered Pledgee of a Certificate, a brief statement of the relative rights of each Registered Pledgee in such Certificate; and

(vi)      any additional information required by the Titling Trust Administrator or the Trustee.

ARTICLE Six

ACCOUNTING AND REPORTS TO HOLDERS

Section 6.1.     Accounting and Reports to Holders, the Internal Revenue Service and Others.  The Initial Beneficiary will (a) maintain (or cause to be maintained) the books of the Titling Trust on a calendar year basis on the accrual method of accounting, (b) deliver to each Holder and Registered Pledgee such information as may be required by the Code and applicable Treasury Regulations or otherwise, including such information as may be required to enable each Holder and Registered Pledgee to prepare its U.S. federal income tax returns, (c) file (or cause to be filed) any tax returns relating to the Titling Trust and make (or cause to be made) such elections as may be required or appropriate under any Applicable Law, and (d) cause such tax returns to be signed in the manner required by Applicable Law.

ARTICLE Seven

THE TITLING TRUST ADMINISTRATOR AND THE TRUSTEE

Section 7.1.      Appointment of the Titling Trust Administrator; Duties of the Titling Trust Administrator and the Trustee.

(a)     Appointment of the Titling Trust Administrator.  The Initial Beneficiary appoints MBFS USA as Titling Trust Administrator and MBFS USA hereby accepts such appointment. Each Holder of a Certificate, by acceptance thereof, will be deemed to have consented to the appointment of MBFS USA as Titling Trust Administrator.

(b)     Duties of the Titling Trust Administrator and the Trustee.  The Titling Trust Administrator and the Trustee will each perform such duties, and only such duties, as are specifically set forth in this Agreement.  The Trustee shall have no duty or obligation to manage, control, use, make any payment in respect of, register, record, sell, dispose of or otherwise deal with any of the Titling Trust Assets, or otherwise to take or refrain from taking any action as Trustee or on behalf of the Trust whatsoever under or in connection with this Agreement or the Transaction Documents except as (i) expressly provided by the terms hereof or (ii) to the extent not so provided, as expressly provided in written instructions received pursuant to Section 7.4 hereof; and no implied duties (including fiduciary duties existing at law or in equity) or obligations shall be read into this Agreement or any other Transaction Document against the Trustee, which implied duties or obligations are hereby eliminated.  The permissive right of the Trustee to perform any discretionary act or exercise any privilege enumerated herein shall not be construed as a duty.  The Trustee shall not in any instance have any duty to inspect any of the Titling Trust Assets or any records pertaining thereto.  The Trustee shall have no responsibility for preparing or filing, or the correctness of, any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities Exchange Commission filing (including any filings required under the Sarbanes-Oxley Act) for the Trust or to record this Agreement or any other Transaction Document.

(c)     Reliance on Certificates and Opinions.  In the absence of gross negligence or willful misconduct on its part, the Titling Trust Administrator and the Trustee may conclusively rely upon certificates or opinions furnished to the Titling Trust Administrator or the Trustee, as the case may be, and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein. However, the immediately preceding sentence will not apply unless the Titling Trust Administrator or the Trustee, as the case may be, have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Agreement.

(d)     No Duty to Segregate Funds; No Liability for Interest.  Subject to Section 4.3, the Titling Trust Administrator is not required to segregate funds received under this Agreement in any manner except to the extent required by Applicable Law and the related Servicing Agreement and may deposit such funds under such general conditions as may be prescribed by Applicable Law.  The Titling Trust Administrator will not be liable for any interest on any such funds.

(e)      Limitation on Direction by Holders.  A Holder will not direct the Titling Trust Administrator or the Trustee to take any action that:

(i)       is inconsistent with any of the Permitted Transactions;

(ii)     would result in the Titling Trust’s becoming an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes or that is otherwise inconsistent with the intended tax characterization of the Titling Trust and the Titling Trust Assets as set forth in Section 2.9; or

(iii)     is otherwise inconsistent with any provision of this Agreement or Applicable Law.

Section 7.2.    Authorization of the Titling Trust Administrator and the Trustee.  The Titling Trust Administrator and the Trustee are authorized and directed to execute and deliver (i) this Agreement and (ii) each (x) Transaction Document (including any amendment of a Transaction Document at the request of the Titling Trust Administrator), (y) certificate or other document attached as an exhibit to or contemplated by this Agreement and (z) other agreement or document to which the Titling Trust is to be a party in such form as the Initial Beneficiary may approve.

Section 7.3.      Acceptance of Duties; Limitation of Liability.

(a)    Except as otherwise provided in this Article VII, the Titling Trust Administrator acts solely as Titling Trust Administrator under this Agreement and not in its individual capacity, and the Trustee acts solely as trustee under this Agreement and not in its individual capacity, and all Persons having any claim against the Titling Trust Administrator or the Trustee by reason of the transactions contemplated by this Agreement will be entitled to payment or satisfaction thereof only in the manner and to the extent set forth in Section 7.8.  The Titling Trust Administrator and the Trustee agree to perform their respective duties under this Agreement but only upon the terms of this Agreement. Each of the Titling Trust Administrator and the Trustee also agrees to disburse all moneys received by it constituting part of the Titling Trust Assets upon the terms of this Agreement.

(b)     Neither the Titling Trust Administrator nor the Trustee will be liable or accountable under this Agreement under any circumstances, except that neither the Titling Trust Administrator nor the Trustee will be relieved from liability (i) for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct or (ii) to the extent that the loss or damage giving rise to such liability results from the failure of any representation or warranty contained in Section 2.8 (in the case of the Titling Trust Administrator) or Section 7.6 (in the case of the Trustee) to be true and correct in all material respects as of the date as of which such representation or warranty was made (provided, that the exceptions specified in clauses (i) and (ii) do not limit any other part of this Article VII).  In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(i)       neither the Titling Trust Administrator nor the Trustee will be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of any Holder delivered pursuant to Section 7.4 with respect to such Holder’s Specified Interest;

(ii)      neither the Titling Trust Administrator nor the Trustee will be liable for any error of judgment made in good faith by an Authorized Officer of such Person unless it is proved that the Titling Trust Administrator or the Trustee was grossly negligent in ascertaining the pertinent facts,

(iii)     the Titling Trust Administrator will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.4;

(iv)     under no circumstance shall the Trustee (including in its individual capacity) be liable for any representation, warranty, covenant, or obligation or indebtedness of the Titling Trust hereunder or under the Transaction Documents or any other agreement, document or certificate contemplated by the foregoing;

(v)     the Trustee shall not be deemed to have actual or constructive knowledge of publicly available information or information contained in distribution reports or other reports delivered under the Transaction Documents;

(vi)    in no event shall the Trustee be liable for forces beyond its control including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, epidemics or pandemics, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services;

(vii)    the Trustee shall not be deemed to have actual knowledge of any fact or event, including any event of default, unless a Responsible Officer of the Trustee has received written notice of such fact or event.  The delivery of reports, information and documents to the Trustee shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Titling Trust’s, the Titling Trust Administrator's, the Holders’ or any other Person's compliance with any covenants in the Transaction Documents nor shall the Trustee have any duty to monitor or investigate to determine whether any such fact or event has occurred;

(viii)   the Trustee shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document, other than this Agreement or other documents to which it or BNYMTD is a party (under any role), and shall have no duty to inquire as to the performance or nonperformance of any provision, whether or not an original or a copy of such agreement has been provided to the Trustee;

(ix)    in no event shall the Trustee be responsible or liable for any special, indirect, incidental, consequential or punitive damages (including lost profits) with respect to any matter whatsoever arising out of this Trust Agreement, and in no event will the Trustee be liable for any amount in excess of the value of the Titling Trust Assets;

(x)      the Trustee shall not be liable for any action taken or omitted to be taken, or the default or misconduct, of the Initial Beneficiary, any Registered Pledgee, the Holders or the Titling Trust Administrator under any Transaction Document or otherwise and the Trustee shall have no obligation or liability to perform, monitor or supervise the performance of any the obligations of the Initial Beneficiary, any Registered Pledgee, the Holders or the Titling Trust Administrator under this Agreement or any other Transaction Document, or under any other document contemplated hereby or thereby, which are to be performed by the Initial Beneficiary, any Registered Pledgee, the Holders, the Titling Trust Administrator or any other Person under such documents;

(xi)    in the event that any of the Titling Trust Assets shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Titling Trust Assets, the Trustee is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, subject to compliance with applicable confidentiality agreements.  In the event that the Trustee obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated; and

(xii)    if any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or the Trustee is in doubt as to the action to be taken hereunder, the Trustee may, at its option, after sending written notice of the same to transaction parties, refuse to act until such time as it (a) receives a final non-appealable order of a court of competent jurisdiction directing delivery of the Titling Trust Assets or other appropriate resolution (b) receives a written instruction, executed by each of the parties involved in such disagreement or dispute, in a form reasonably acceptable to the Trustee, directing delivery of the Titling Trust Assets or other appropriate resolution.  The Trustee will be entitled to act on any such written instruction or final, non-appealable order of a court of competent jurisdiction without further question, inquiry or consent.  The Trustee may file an interpleader action in a state or federal court, and upon the filing thereof, Trustee will be relieved of all liability as to the Titling Trust Assets and will be entitled to recover reasonable and documented out-of-pocket attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.

(c)     No provision of this Agreement will require the Titling Trust Administrator or the Trustee to expend or risk personal funds or otherwise incur any financial liability in the performance of any of its rights or powers under this Agreement or the other Transaction Documents, if the Titling Trust Administrator or the Trustee will have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it, and none of the provisions contained herein or therein shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Titling Trust Administrator hereunder or under any other Transaction Document;

(d)    Neither the Titling Trust Administrator nor the Trustee will be responsible for or in respect of, and makes no representation as to the validity or sufficiency of, any provision of this Agreement or for the due execution hereof by the Initial Beneficiary or for the form, character, genuineness, sufficiency, value or validity of any of the Titling Trust Assets or for or in respect of the validity or sufficiency of the Certificates or any related documents, and neither the Titling Trust Administrator nor the Trustee will in any event assume or incur any liability, duty or obligation to any Holder, other than as expressly provided for herein; and

(e)     Neither the Titling Trust Administrator nor the Trustee will be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement, at the request, order or direction of any Holder, unless such Holder has offered to the Titling Trust Administrator or the Trustee, as the case may be, security or indemnity satisfactory to it against the fees, costs, expenses and liabilities that may be incurred by the Titling Trust Administrator or the Trustee, as the case may be, therein or thereby.  The right of the Titling Trust Administrator and the Trustee to perform any discretionary act enumerated in this Agreement will not be construed as a duty, and neither the Titling Trust Administrator nor the Trustee will be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

(f)      Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will: (i) require the consent or approval or authorization or order of, or the giving of notice to, or the registration with, or the taking of any other action in or required by, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Trustee, or (iii) subject the Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Trustee contemplated hereby. The Trustee shall be entitled to obtain the advice of counsel (which advice shall be a reimbursable trust expense) to determine whether any action required to be taken pursuant to this Agreement or any other Transaction Document results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Trustee that such action will result in such consequences, the Trustee, in conjunction with the related Holder or Registered Pledgee will appoint an additional trustee pursuant to Section 7.12 hereof to proceed with such action.

(g)     It shall be the Titling Trust Administrator’s duty and responsibility, and not the Trustee’s duty or responsibility, to cause the Titling Trust to respond to, defend, participate in or otherwise act in connection with any regulatory, administrative, governmental, investigative or other proceeding or inquiry relating in any way to the Titling Trust, its assets or the conduct of its business.

Section 7.4.      Action upon Instruction by Holders.

(a)     The Holders of any Series, subject to the rights of the related Registered Pledgee, if any, may direct the Titling Trust Administrator, the Titling Trust, the Trustee or the Servicer with respect to the related Specified Interest to take action or refrain from taking action with respect to the related Specified Assets except to the extent that such action or inaction would conflict with any other provision of this Agreement or any document to which the related Titling Trust Assets are subject.  Such direction may be exercised at any time by written instructions signed by the Holders holding a 100% beneficial interest in such Specified Assets.

(b)     Notwithstanding the foregoing, and in accordance with Section 7.3(d), neither the Titling Trust Administrator nor the Trustee will be required to take any action or refrain from taking action under this Agreement if the Titling Trust Administrator or the Trustee, as the case may be, has reasonably determined, or has been advised by counsel, that such action is likely to result in liability on the part of the Titling Trust Administrator or the Trustee, as the case may be, or is contrary to the terms hereof or is otherwise contrary to Applicable Law.

(c)      Whenever the Titling Trust Administrator or the Trustee is unable to decide between alternative courses of action permitted or required by this Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement, the Titling Trust Administrator or the Trustee may request an Opinion of Counsel as to such application, intent, interpretation or meaning, or may give notice (in a form appropriate under the circumstances) to the Holders requesting instruction as to the course of action to be adopted, and, to the extent the Titling Trust Administrator or the Trustee acts in good faith in accordance with such Opinion of Counsel or any such instruction received from such Holders, as the case may be, neither the Titling Trust Administrator nor the Trustee will be liable on account of such action to any Person.  If the Titling Trust Administrator or the Trustee, as applicable, does not receive an Opinion of Counsel or appropriate instructions within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but will be under no duty to, take or refrain from taking such action that is consistent, in its view, with this Agreement, and as it deems to be in the best interests of the Holders, and neither the Titling Trust Administrator nor the Trustee will have liability to any Person for any such action or inaction.

Section 7.5.    Furnishing of Documents.  The Titling Trust Administrator will furnish to the Holders, promptly upon receipt of a request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Titling Trust Administrator by the Servicer or others.

Section 7.6.      Representations and Warranties of the Trustee.

(a)      The Trustee represents and warrants to the Initial Beneficiary and the Holders that:

(i)       it is a Delaware banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(ii)     it has full corporate power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

(iii)   the execution, delivery and performance by it of this Agreement (i) does not violate any provision of any law or regulation governing the banking and trust powers of the Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) does not violate any provision of the corporate charter or by-laws of the Trustee, and (iii) does not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties of the Trustee pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, violation, default or Lien would reasonably be expected to have a materially adverse effect on the Trustee’s performance or ability to perform its duties under this Agreement or on the transactions contemplated in this Agreement;

(iv)     the execution, delivery and performance by the Trustee of this Agreement does not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any Governmental Authority; and

(v)     this Agreement has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee, enforceable in accordance with its terms, except as enforceability may be limited by insolvency, bankruptcy, reorganization, or other laws relating to or affecting the enforcement of creditors’ rights and by general equitable principles.

Section 7.7.      Reliance; Advice of Counsel.

(a)     Neither the Titling Trust Administrator nor the Trustee will incur personal liability to any Person in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and neither the Titling Trust Administrator nor the Trustee is required to investigate any fact or matter in any such document.  The Trustee may accept a copy of a resolution of the board of directors, a written consent of managers or members or other governing body of any Person, as conclusive evidence that such resolution or consent has been duly adopted by such body and that the same is in full force and effect.  If the method of the determination of any fact or matter is not specifically prescribed herein, the Titling Trust Administrator or the Trustee may for all purposes hereof rely on a certificate, signed by the Initial Beneficiary, or by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate will constitute full protection to the Titling Trust Administrator and the Trustee, as the case may be, for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)     In the performance of its duties and obligations under this Agreement, the Titling Trust Administrator and the Trustee: (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and neither the Titling Trust Administrator nor the Trustee will be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees will have been selected by the Titling Trust Administrator or the Trustee, as the case may be, with due care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with due care and employed by it at the expense of the Titling Trust. Neither the Titling Trust Administrator nor the Trustee will be liable for anything done, suffered or omitted in good faith by it in accordance with any advice of such counsel, accountants or other such skilled professionals and not contrary to this Agreement.

Section 7.8.     Compensation and Indemnity.  The Titling Trust Administrator and the Trustee will receive as compensation for its services under this Agreement such reasonable fees as are separately agreed upon between the Initial Beneficiary and the Titling Trust Administrator or the Trustee, as the case may be. The Titling Trust Administrator and the Trustee will be entitled to be reimbursed by the Initial Beneficiary for its reasonable expenses under this Agreement, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as the Titling Trust Administrator or the Trustee may employ in connection with the exercise and performance of its rights and its duties under this Agreement.  However, pursuant to the terms of the Servicing Agreement entered into in connection with the issuance of any Series, the related Holders (or the related Servicer or another Person if so specified therein) will pay the Specified Asset Titling Trust Administrator Fee and the Specified Asset Trustee Fee in the manner and at the times set forth therein.

Section 7.9.      Resignation or Removal of Titling Trust Administrator or the Trustee.

(a)     The Titling Trust Administrator may not resign without the consent of the Initial Beneficiary unless the Titling Trust Administrator ceases to be eligible in accordance with the provisions of Section 7.11 or the Titling Trust Administrator is incapable of acting or it is illegal for the Titling Trust Administrator or the Trustee to act.  The Trustee may resign upon thirty days’ notice to the Titling Trust Administrator.

(b)     The Initial Beneficiary may remove the Titling Trust Administrator or the Trustee (and will remove the Titling Trust Administrator or the Trustee in the case of the occurrence of an event described in clause (iv) and will remove the Trustee in the case of the occurrence of an event described in clause (i)):

(i)       if the Trustee ceases to be eligible in accordance with the provisions of Section 7.11 and fails to resign after a request therefor by the Initial Beneficiary;

(ii)      if the Titling Trust Administrator or the Trustee is adjudged bankrupt or insolvent;

(iii)     if a receiver or other public officer is appointed or takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or if an Insolvency Event occurs with respect to the Titling Trust Administrator or the Trustee;

(iv)     if the Titling Trust Administrator or the Trustee otherwise is incapable of acting or it is illegal for the Titling Trust Administrator or the Trustee to act; or

(v)       at its discretion.

(c)      If the Titling Trust Administrator or the Trustee is removed or if a vacancy exists in the office of Titling Trust Administrator or the Trustee for any reason, the Initial Beneficiary will promptly appoint a successor Titling Trust Administrator or successor Trustee by written instrument (one copy will be delivered to the outgoing Titling Trust Administrator or Trustee so removed, one copy to the successor Titling Trust Administrator or successor Trustee, as the case may be, and one copy to each Rating Agency then rating any Securities). Any successor Trustee must satisfy the requirements of Section 7.11.  All costs associated with the resignation or removal of the Titling Trust Administrator or the Trustee and the appointment of a successor will be borne by the Holders of the Certificates based on their respective Specified Asset Percentages of such costs. However, if the Initial Beneficiary (i) consents to the resignation of the Titling Trust Administrator or the Trustee pursuant to Section 7.9(a) or (ii) removes the Titling Trust Administrator or the Trustee pursuant to Section 7.9(b)(v), all such costs will be borne exclusively by the Initial Beneficiary.

(d)     Any resignation or removal of the Titling Trust Administrator or the Trustee and appointment of a successor Titling Trust Administrator or Trustee pursuant to any of the provisions of this Section 7.9 will not become effective until an acceptance of appointment is delivered by the successor Titling Trust Administrator or Trustee, as the case may be, upon which the successor Titling Trust Administrator or Trustee, as the case may be, must become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Titling Trust Administrator or Trustee, as the case may be, and payment of all fees, and expenses and indemnities owed to the outgoing Titling Trust Administrator or Trustee, as the case may be.  If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of notice of resignation, the resigning Trustee or the Initial Beneficiary may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)      At the expense of the Titling Trust, the predecessor Titling Trust Administrator or Trustee, as the case may be, will, upon payment of their fees, expenses and indemnities, deliver to the successor Titling Trust Administrator or Trustee, as the case may be, all books, records, accounts, documents, statements and monies held by it under this Agreement. The predecessor Titling Trust Administrator or Trustee, as the case may be, will execute and deliver such instruments and do such other things as may reasonably be required to fully and certainly vest and confirm in the successor Titling Trust Administrator or Trustee, as the case may be, all such rights, powers, duties and obligations.  The predecessor Titling Trust Administrator or Trustee, as the case may be, will cooperate with the successor Titling Trust Administrator or Trustee, as the case may be, to ensure that the successor Titling Trust Administrator or Trustee, as the case may be, has all books, records, accounts, documents, statements and monies held by it under this Agreement and any other relevant information relating to the Titling Trust Assets.

(f)      Upon the acceptance by a successor Titling Trust Administrator or Trustee, as the case may be, of its appointment pursuant to this Section 7.9, the Initial Beneficiary will mail notice of such appointment to each Holder or Registered Pledgee of a Certificate.  If the Initial Beneficiary fails to mail such notice within 10 days after the successor Titling Trust Administrator or Trustee, as the case may be, has accepted its appointment under this Agreement, the successor Titling Trust Administrator or Trustee, as the case may be, will cause such notice to be mailed at the expense of the Initial Beneficiary.

Section 7.10.    Merger or Consolidation of Titling Trust Administrator or the Trustee.  Any Person that may be merged, converted or consolidated with the Titling Trust Administrator or the Trustee, as the case may be, or any Person resulting from any merger, conversion or consolidation to which the Titling Trust Administrator or the Trustee, as the case may be, is a party, or any Person succeeding to all or substantially all of the lease financing business or the corporate trust business of the Titling Trust Administrator or the Trustee, respectively, will be deemed the successor of the Titling Trust Administrator or the Trustee, as the case may be, under this Agreement, in the case of the Trustee, so long as such Person satisfies the requirements of Section 7.11, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto.

Upon the happening of any of the events described in Section 7.9 and/or the foregoing paragraph of this Section 7.10, the successor Trustee shall, if necessary, cause an amendment to the Certificate of Trust to be filed with the Secretary of State of the State of Delaware, in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Act.

Section 7.11.   Eligibility Requirements for the Trustee.  The Trustee will at all times satisfy each of the following requirements or be a wholly owned subsidiary of an entity that satisfies each of the following requirements:

(a)      be a corporation or a banking association organized under the laws of the United States or any state thereof;

(b)      be authorized to exercise corporate trust powers;

(c)      have its principal place of business in the State of Delaware and meet the requirements of the Delaware Statutory Trust Act; and

(d)      have a combined capital and surplus of not less than $50,000,000.

Section 7.12.    Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, including for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Titling Trust Assets may at the time be located, the Titling Trust Administrator shall have the power and shall execute and deliver all instruments to appoint one or more Persons selected by the Titling Trust Administrator to act as co-trustee or as separate trustee or separate trustees, of all or any part of such Titling Trust Assets, and to vest in such Person, in such capacity, such title to the Titling Trust Assets or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations and rights as the Titling Trust Administrator may consider necessary or desirable.  No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to Section 7.11 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 11.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)     all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such co-trustee jointly (it being understood that such co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Titling Trust Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such co-trustee, but solely at the direction of the Titling Trust Administrator;

(b)      all rights, power, duties and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by any separate trustee as and to the extent permitted by the document appointing such separate trustee;

(c)    no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(d)     the Titling Trust Administrator or the Trustee (at the direction of the Titling Trust Administrator or otherwise) may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article.  Each separate trustee and co-trustee, upon its acceptance of its appointment as such, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Each such instrument shall be held by the Titling Trust Administrator and a copy thereof given to the Trustee.

Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Titling Trust Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights and remedies shall vest in and may be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

Section 7.13.    Limitation on Liability of Trustee.

(a)     Except with respect to the representations and warranties set forth in Section 7.6, in no event shall BNYMTD, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of the Titling Trust hereunder or under any other Transaction Document, as to all of which recourse shall be had solely to the Titling Trust Assets.

(b)    For all purposes of this Agreement, in the performance of any duties or obligations of the Titling Trust hereunder, the Trustee shall be subject to, and entitled to the benefits of, the terms of Article VII.

Section 7.14.    Place of Business.  At all times, either the Trustee or a co-trustee hereunder shall be a resident of, or have a principal place of business in, the State of Delaware.

Section 7.15.  Electronic Means.  The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Titling Trust Agreement and related Transaction Documents and delivered using electronic means (“Electronic Means”); provided, however, that Titling Trust Administrator, the Initial Beneficiary and each Holder, as applicable, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (for purposes of this Section 7.15 only, “Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Titling Trust Administrator, Initial Beneficiary or the Holder, as applicable, whenever a person is to be added or deleted from the listing.  If the Titling Trust Administrator, Initial Beneficiary or Holder, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling.  The Titling Trust Administrator and Initial Beneficiary understand and agree, and each Holder shall be deemed to agree, that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer.  The Titling Trust Administrator, Initial Beneficiary and each Holder shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Titling Trust Administrator, Initial Beneficiary, the Holders and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Titling Trust Administrator, the Initial Beneficiary and/or the Holders, as applicable.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.  The Titling Trust Administrator and Initial Beneficiary agree, and the Holders shall be deemed to agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Titling Trust Administrator, the Initial Beneficiary and/or the Holders, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

ARTICLE Eight

TERMINATION OF TRUST AGREEMENT

Section 8.1.      Termination of Trust Agreement.

(a)     The Titling Trust will dissolve upon the final distribution by the Titling Trust Administrator of all moneys or other property constituting Titling Trust Assets.

Any Specified Interest may be terminated upon receipt by the Titling Trust Administrator of direction to such effect signed by the Holders of all of the related Certificates, with the consent of the Registered Pledgee, if any, and subject to the rights of any Titling Trust Noteholders. Upon any such termination of a Specified Interest, the Titling Trust Administrator will distribute to the Holders of the Certificates related to the terminating Specified Interest, subject to the rights of any Registered Pledgees and of any Titling Trust Noteholders, all related Specified Assets, including title to the related Specified Vehicles, by causing the Certificates of Title with respect thereto to be reregistered in the name of, or at the direction of, such Holders.

The Titling Trust may also dissolve at the direction of the Initial Beneficiary so long as no Securities or Undertakings are outstanding.

Neither this Agreement nor the Titling Trust will terminate upon the occurrence of an Insolvency Event with respect to any Holder and the Titling Trust will continue following the occurrence of an Insolvency Event with respect to any Holder, in each case, subject to the first paragraph of this Section 8.1(a).

(b)     Upon the dissolution of the Titling Trust, the Titling Trust Administrator will (i) windup the assets and liabilities of the Trust in accordance with the Delaware Act and (ii) distribute to each Holder of a Certificate its interest in the related Specified Assets by causing the Certificates of Title to be reregistered in the name of, or at the direction of, each such Holder.

(c)    Upon written direction (and, if so requested by the Trustee, confirmation by the Titling Trust Administrator of the completion of dissolution and windup of the Trust in accordance with the Delaware Statutory Trust Act), and at the expense of the Titling Trust Administrator, the Trustee shall execute and file a certificate of cancellation of the Certificate of Trust and upon the effectiveness of such filing the Trust and this Agreement shall terminate (other than provisions which expressly survive termination).

ARTICLE Nine

AMENDMENTS

Section 9.1.     Amendments.

(a)     This Agreement and the Certificate of Trust may be amended by the parties hereto without the consent of any Holder of any Certificate at any time. Any such amendment will (x) as evidenced by an Opinion of Counsel or an Officer’s Certificate of the Initial Beneficiary, not materially and adversely affect the interests of any Holder (unless each such Holder has consented thereto), (y) be subject to the Rating Agency Condition if applicable for any class of  Securities then outstanding and (z) as evidenced by an Opinion of Counsel, not cause the Titling Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

(b)     Notwithstanding Section 9.1(a), this Agreement may be amended at any time by the parties hereto without the consent of the Holder of any Certificate:

(i)      to correct or amplify the description of any Specified Asset, or better to assure, convey and confirm unto the Titling Trust any Specified Asset;

(ii)      to convey, transfer, assign, mortgage or pledge any additional Specified Assets to the Titling Trust;

(iii)     to cure any ambiguity or mistake, to correct or supplement any provision in this Agreement or in any supplemental agreement that may be inconsistent with any other provision in this Agreement or in any supplemental agreement or to make any other provisions with respect to matters or questions arising under this Agreement or under any supplemental agreement which will not be inconsistent with the provisions of this Agreement;

(iv)    to evidence the acceptance of the appointment under this Agreement of a successor trustee and to add to or change any of the provisions of this Agreement as will be necessary to facilitate the administration of the trusts under this Agreement;

(v)      to reflect the Trust (rather than Daimler Trust) as the party to any Transaction Document; or

(vi)     to the extent reasonably necessary to assure that none of the Titling Trust or any transferee of any Certificate will be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

The Initial Beneficiary will deliver a copy of such amendment to each Rating Agency then rating any Securities.

Prior to the execution of any amendment to this Agreement, any Transaction Document or the Certificate of Trust, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.  The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

ARTICLE Ten

LIABILITIES; INDEMNIFICATION

Section 10.1.   Liabilities; Indemnification.

(a)     Indemnification by Holders for all Liabilities.  Each Holder of a Certificate (but not any Registered Pledgee or Titling Trust Noteholder) will be liable to third parties and will indemnify, defend and hold harmless the Titling Trust Administrator and the Trustee (including in its individual capacity), including their respective officers, directors, shareholders, employees and agents (each, with respect to this Section 10.1, an “Indemnified Person” and, collectively, the “Indemnified Persons”) for all liabilities, obligations, losses, claims, damages, actions and suits, expenses and any and all costs, expenses and disbursements (including legal fees, costs and expenses, including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit) brought by the Titling Trust Administrator, the Trustee or any other Indemnified Person for any indemnification or other obligation of the Holders) of any kind and nature whatsoever (“Liabilities”) incurred in connection with the Titling Trust, this Agreement, the Transaction Documents, the related Specified Assets, including any Liabilities arising out of or incurred in connection with such Persons’ acceptance or performance of the duties contained in this Agreement other than, in each case, Liabilities incurred solely:

(i)       by reason of such Person’s willful malfeasance or gross negligence; or

(ii)      by reason of such Person’s breach of its representations and warranties set forth in this Agreement.

(b)    Holders’ Liability Limited to Related Specified Interest.  No Holder of a Certificate and none of the related Specified Assets will be subject to Liabilities arising from or with respect to the Indemnified Persons or the Specified Assets relating to any other Specified Interest.

(c)     Indemnification by Holders for State and Local Taxes.  Without limiting the generality of Section 10.1(a), the Holders of each Series will defend and hold harmless the Indemnified Persons against all state and local taxes assessed on such Persons resulting from the location of the related Specified Assets.

(d)     Specified Assets Not Subject to Liabilities.  No claim for indemnification pursuant to this Section 10.1 will be payable from any Titling Trust Assets, including any Specified Assets, and neither the Titling Trust Administrator, nor any other Indemnified Person, will have any recourse against the assets of the Titling Trust, including any Specified Assets, with respect to any indemnification claim that any such Person may have against the Titling Trust or any Holder, Registered Pledgee, Servicer or Affiliate of any of the foregoing.

(e)     Indemnification Procedures; Defense of Claims.  The Indemnified Persons will promptly notify the Initial Beneficiary and the Holders of each Series of any claim for which such Indemnified Persons may seek indemnity.  Failure by the Indemnified Persons to so notify such Holders will not relieve such Holder or Holders of its obligations under this Agreement. Any claim against the Indemnified Persons will be defended by such Holders and the Indemnified Persons will be entitled to separate counsel, the fees and expenses of which will be paid by such Holders.

(f)      Survival.  The indemnities contained in this Section 10.1 will survive the resignation, removal or termination of any Indemnified Person or the termination of this Agreement.

Section 10.2.    Indemnification of the Trustee.

(a)    The Titling Trust Administrator will indemnify, defend and hold harmless the Trustee (including in its individual capacity), and their respective officers, directors, employees and agents (each, with respect to this Section 10.2, an “Indemnified Person” and, collectively, the “Indemnified Persons”), from and against any and all Liabilities incurred by it:

(i)       in connection with the administration of and the performance of its duties under this Agreement, including the costs and expenses of defending itself against any loss, damage, claim or liability incurred by it in connection with the exercise or performance of any of its powers or duties under this Agreement, but excluding any cost, expense, loss, damage, claim or liability (A) incurred by the Trustee through its own willful misconduct or gross negligence or (B) arising from the breach of any representation or warranty contained in Section 7.6 or

(ii)      by reason of (A) the Titling Trust Administrator’s willful misconduct or gross negligence in the performance of its duties under this Agreement or (B) the Titling Trust Administrator’s reckless disregard of its obligations and duties under this Agreement.

(b)     Promptly upon receipt by any Indemnified Person of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against any such Indemnified Person, such Indemnified Person will, if a claim in respect of such suit, action, claim, proceeding or investigation is to be made against the Titling Trust Administrator under Section 10.2(a), notify the Titling Trust Administrator of the commencement of such suit, action, claim, proceeding or investigation.  The Titling Trust Administrator may participate in and assume the defense and settlement of any such suit, action, claim, proceeding or investigation at its expense, and no settlement of such suit, action, claim, proceeding or investigation may be made without the approval of the Titling Trust Administrator and such Indemnified Person, which approvals will not be unreasonably withheld or delayed. After notice from the Titling Trust Administrator to the Indemnified Person of the Titling Trust Administrator’s intention to assume the defense of such suit, action, claim, proceeding or investigation with counsel reasonably satisfactory to the Indemnified Person, and so long as the Titling Trust Administrator so assumes the defense of such suit, action, claim, proceeding or investigation in a manner reasonably satisfactory to the Indemnified Person, as applicable, the Titling Trust Administrator will not be liable for any legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Titling Trust Administrator and an Indemnified Person, in which case the Titling Trust Administrator will pay for the separate counsel to the Indemnified Person which is reasonably satisfactory to the Titling Trust Administrator.

(c)    The indemnities contained in this Section 10.2 will survive the resignation, removal or termination of any Indemnified Person or the termination of this Agreement.

ARTICLE Eleven

MISCELLANEOUS

Section 11.1.    No Legal Title to Titling Trust Assets; Direction of the Titling Trust Administrator.

(a)     Legal title to all Titling Trust Assets will be vested at all times in the Titling Trust. The Holders will not have legal title to any Titling Trust Assets.  However, as set forth in Section 4.3(c)(i), the Holders may direct the Titling Trust Administrator to deliver the related Specified Assets to such Holders or at their direction.

(b)     Notwithstanding Section 11.1(a) or anything else in this Agreement to the contrary, the Titling Trust Administrator will take no action with respect to entering into, disposing of or making any payment or distribution with respect to any Leased Vehicle, Lease, Certificate of Title or insurance policy except in accordance with the procedures set forth in the applicable Servicing Agreement or as directed by the related Holders in accordance with Section 7.4(a).

Section 11.2.    Limitations on Rights of Others.  This Agreement is solely for the benefit of the Titling Trust Administrator, the Trustee, each Indemnified Person, the Initial Beneficiary, each Registered Pledgee and the Holders, and nothing in this Agreement, whether express or implied, will be construed to give to any other Person any legal or equitable right, remedy or claim in the Titling Trust or the Titling Trust Assets or under or in respect of this Agreement or any covenants, conditions or provisions contained in this Agreement.

Section 11.3.    Notices.  Unless otherwise specified in this Agreement, all notices, requests, demands, consents, instructions or other communications to or from the parties to this Agreement will be in writing (which may be transmitted electronically or posted to a password-protected website, provided that recipients will be notified of any such electronic posting and receipt of such notification will be confirmed in accordance with this Section 11.3 or confirmed by telephone).  Notices, requests, demands, consents, instructions and other communications will be deemed to have been given and made, (i) in the case of a letter, upon delivery or, in the case of a letter mailed via registered first class mail, postage prepaid, three (3) days after deposit in the mail; (ii) in the case of a facsimile, when receipt is confirmed by telephone or by reply email or reply facsimile from the recipient; (iii) in the case of an email, when receipt is confirmed by telephone or by reply email from the recipient; and (iv) in the case of an electronic posting to a password-protected website, upon printed confirmation of the recipient’s access to such website, or when notification of such electronic posting is confirmed in accordance with clauses (i) through (iii) above.  Unless otherwise specified in this Agreement, any such notice, request, demand, consent, instructions or other communication will be delivered or addressed as follows (or at such other address or facsimile number as any party may designate by notice to the other parties):

(i)          If to the Titling Trust Administrator, addressed to MBFS USA:

Mercedes-Benz Financial Services USA LLC
35555 W. Twelve Mile Road, Suite 100
Farmington Hills, Michigan 48331
Attention: Steven C. Poling
Telephone: (248) 991-6632
Fax: (817) 224-3587
Email: steven.c.poling@mercedes-benz.com
(ii)          If to the Initial Beneficiary, addressed to Mercedes-Benz Trust Holdings LLC at the address specified in clause (i), above.

(iii)          If to the Trustee, at the Corporate Trust Office, with a copy to:

The Bank of New York Mellon
Attn: Structured Finance ABS Administration
385 Rifle Camp Road, 3rd Floor
Woodland Park, New Jersey 07424
Any notice to be delivered to any Holder that is a permitted assignee of a Certificate will be delivered at the address provided to the Titling Trust Administrator by such Person.

Section 11.4.    GOVERNING LAW.

(a)     THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCEPT THAT, PURSUANT TO SECTION 3809 OF TITLE 12 OF THE DELAWARE CODE, THE DOCTRINE OF MERGER SHALL NOT BE APPLICABLE TO THIS AGREEMENT.

(b)    THE HOLDERS AND EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.5.   Severability; Conflict with Delaware Statutory Trust Act.  If any one or more of the covenants, agreements, provisions or terms of this Agreement is held invalid, illegal or unenforceable, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and will in no way affect the validity, legality or enforceability of the other provisions of this Agreement or of the Certificates or any Securities or the rights of any Holders or holders of Securities. If there is a direct conflict between the provisions of this Agreement and any mandatory provision of the Delaware Statutory Trust Act, then the applicable provision of the Delaware Statutory Trust Act will control.

Section 11.6.    Counterparts; Electronic Signatures .  This Agreement may be executed in any number of counterparts, each of which counterparts will be an original, and all of which counterparts will together constitute one and the same instrument.  This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

Section 11.7.   Headings.  The headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.

Section 11.8.  Successors and Assigns.  All covenants and agreements contained herein are binding upon, and inure to the benefit of, the Initial Beneficiary, the Titling Trust Administrator and each Holder and their respective successors and permitted assigns. Notwithstanding the foregoing, the interests of the Initial Beneficiary hereunder will not be assigned, pledged, or otherwise transferred unless an Opinion of Counsel, delivered to the Titling Trust Administrator, is rendered that such assignment, pledge or other transfer will not cause the Titling Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. Any attempted assignment, pledge or other transfer in violation of this Section 11.8 will be void from the beginning. Any request, notice, direction, consent, instruction, waiver or other instrument or action by a Holder will bind the successors and assigns of such Holder.

Section 11.9.   No Recourse.  Each Holder by accepting a Certificate acknowledges that such Holder’s Certificate or Certificates represent a beneficial interest in the related Specified Assets only and does not represent interests in or obligations of the Initial Beneficiary, any other Holder, the Trustee, the Titling Trust Administrator or any Affiliate thereof and no recourse may be had against such Persons or their assets, except as may be expressly set forth or contemplated in this Agreement or the Certificates.

Section 11.10.  No Petition.  The Titling Trust Administrator, the Trustee, the Initial Beneficiary, each Holder, each Registered Pledgee and each holder of a Security covenants that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all distributions to all Holders, Registered Pledgees and holders of Securities pursuant to this Agreement and the related Certificates or Securities, as the case may be, it will not institute against, or join any Person in instituting against, the Titling Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding, under the laws of the United States or any state of the United States. Notwithstanding any other provision of this Agreement, none of the Titling Trust Administrator or the Trustee will commence a voluntary proceeding in bankruptcy relating to the Titling Trust without the unanimous prior approval of all Holders and holders of Securities and the delivery by each such Person of a certificate certifying that such Person reasonably believes that the Titling Trust is insolvent; provided, however, this Section 11.10 shall not prevent the Trustee from filing a proof of claim in any such proceeding.

Section 11.11.  Confidential Information.

(a)    The Trustee agrees to hold and treat all Confidential Information (defined in Section 11.11(b)) provided to it in connection with the transactions contemplated by this Agreement in confidence and in accordance with this Section 11.11, and will implement and maintain safeguards to further assure the confidentiality of such Confidential Information. Such Confidential Information will not, without the prior written consent of the Initial Beneficiary, be disclosed or used by the Trustee or its directors, officers, employees or agents (collectively, the “Information Recipients”) other than in connection with the transactions contemplated by this Agreement, provided that such disclosure is not in violation of the Right to Financial Privacy Act of 1978, the Gramm-Leach-Bliley Act of 1999 (the “G-L-B Act”) or other Applicable Law; provided, however, Information Recipients may provide such information to its counsel, accountants and other advisors in connection with its role as Trustee and its activities hereunder.

(b)    As used in this Agreement, “Confidential Information” means non-public personal information (as defined in the G-L-B Act and its enabling regulations issued by the Federal Trade Commission) regarding Lessees on the Leases that is identified as such by the Initial Beneficiary. Confidential Information will not include information that (i) is or becomes generally available to the public other than as a result of disclosure by the Trustee or any of its Information Recipients, (ii) was available to the Trustee on a non-confidential basis from a Person other than the Servicer prior to its disclosure to the Trustee, (iii) is requested to be disclosed by a Governmental Authority or related governmental, administrative, or regulatory or self-regulatory agencies having or claiming authority to regulate or oversee any aspect of the Trustee’s business or that of its Affiliates or is otherwise required by Applicable Law or by legal or regulatory process to be disclosed, (iv) becomes available to the Trustee on a non-confidential basis from a Person other than the Initial Beneficiary who, to the knowledge of the Trustee, is not otherwise bound by a confidentiality agreement with the Initial Beneficiary and is not otherwise prohibited from transmitting the information to the Trustee or (v) the Initial Beneficiary provides written permission to the Trustee to release.

Section 11.12.   Patriot Act.

Pursuant to applicable law, including the Customer Identification Program requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations (collectively, USA PATRIOT Act), the Financial Crimes Enforcement Network’s (FinCEN) Customer Due Diligence Requirements and such other laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions (“Applicable Law”), the Trustee is required to obtain on or before closing, and from time to time thereafter, documentation to verify and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Trustee will ask for documentation to verify the entity’s formation and existence, its financial statements, licenses, tax identification documents, identification and authorization documents from individuals claiming authority to represent the entity and other relevant documentation and information (including beneficial owners of such entities).  To the fullest extent permitted by Applicable Law, the Trustee may conclusively rely on, and shall be fully protected and indemnified in relying on, any such information received.  Failure to provide such information may result in an inability of the Trustee to perform its obligations hereunder, which, at the sole option of the Trustee, may result in the Trustee’s resignation in accordance with the terms hereof.  In the event of any change in beneficial ownership in the Trust (or any beneficial interest in that interest, regardless of form), such change shall be accompanied by IRS Form W-8 BEN, W-8 ECI or W-9, as applicable, and such other documentation as may be required by the Trustee in order to comply with Applicable Law.

Section 11.13.   OFAC Certification and Covenants.

(a)    Each of the Initial Beneficiary and the Titling Trust Administrator covenants and represents that neither it nor any of their affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government, (including, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”).

(b)    Each of the Initial Beneficiary and the Titling Trust Administrator covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will use any payments made pursuant to this Agreement, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

Section 11.14.   Entire Agreement.

This Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

MERCEDES-BENZ TRUST HOLDINGS LLC, as Initial Beneficiary

By:	/s/ Steven C. Poling
Name: Steven C. Poling
Title: Assistant Secretary

Titling Trust Agreement

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Titling Trust Administrator

By:	/s/ Christopher Trainor
	Name:	Christopher Trainor
	Title:	Vice President

Titling Trust Agreement

BNY MELLON TRUST OF DELAWARE,
as Trustee

By:	/s/ Kevin J. Randle
	Name:	Kevin J. Randle
	Title:	Vice President

Titling Trust Agreement

EXHIBIT A
[FORM OF TITLING TRUST SPECIFICATION NOTICE]

MERCEDES-BENZ VEHICLE TRUST

TITLING TRUST SPECIFICATION NOTICE

[____________]

To:	Mercedes-Benz Financial Services USA LLC,

as Titling Trust Administrator of Mercedes-Benz Vehicle Trust (the “Titling Trust”)

Re:	Designation of [____________] Specified Interest

cc:	BNY Mellon Trust of Delaware, as Trustee

Reference is made to the Amended and Restated Trust Agreement, dated as of January 31, 2023 (the “Titling Trust Agreement”), among Mercedes-Benz Financial Services USA LLC (“MBFS USA”), a Delaware limited liability company, as titling trust administrator (in such capacity, the “Titling Trust Administrator”), Mercedes-Benz Trust Holdings LLC, as initial beneficiary (in such capacity, the “Initial Beneficiary”), and BNY Mellon Trust of Delaware, a Delaware banking corporation, as trustee (not individually, but solely in such capacity, the “Trustee”).  Capitalized terms used but not defined in this Titling Trust Specification Notice are defined in the Titling Trust Agreement, which also contains rules as to usage that are applicable herein.

1.          Pursuant to Section 4.1(a) of the Titling Trust Agreement, you are directed to designate a Specified Interest of the Titling Trust, to be known as the “[____________] Specified Interest” and to issue a Series of Certificates, to be known as the “[____________] Specified Interest Certificates,” substantially in the form of Exhibit A, representing the entire Initial Beneficial Interest in the Specified Assets allocated from time to time to such Specified Interest and listed in the Schedule of [____________] Specified Interest Assets.

2.           The [____________] Specified Interest will be a separate series of the Titling Trust within the meaning of Section 3806(b) of the Delaware Statutory Trust Act.

3.           Pursuant to Section 4.3(b)(i) of the Titling Trust Agreement, the Series Issue Date of the [____________] Specified Interest is [____________].

4.          Pursuant to Section 4.3(b)(iv) of the Titling Trust Agreement, [____________] is designated as the registered Holder of the entire Series relating to the [____________] Specified Interest as of the [____________] Series Issue Date, and you are directed to cause the Titling Trust to execute and deliver to [____________], or to its order, as of the [____________] Series Issue Date, a single Certificate, designated as [ ] Certificate No. [_____], which will represent the entire Beneficial Interest in the Specified Assets allocated to the [____________] Specified Interest at any time.

5.           The [____________] Specified Interest will be a [Fixed Specified Interest] [Revolving Specified Interest].

6.           The [____________] Certificates will be issued [as a single Class][in multiple Classes].

7.            Pursuant to Section 4.3(b)(v) of the Titling Trust Agreement, the Series Cutoff Date for the [____________] Specified Interest will be [____________].

8.           Pursuant to Section 4.3(b)(vii) of the Titling Trust Agreement, Titling Trust Notes [may] [may not] be issued with respect to the [____________] Specified Interest.

9.          Pursuant to Section 4.3(c) of the Titling Trust Agreement, the Holder of this Certificate (together with the Holders of other Certificates in the [_____] Series) has certain rights with respect to the [____________] Specified Interest, including the right to receive or direct the application of all Collections on the related Specified Assets, which Collections will be assets of such Holders.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Initial Beneficiary has caused this [____________] Titling Trust Specification Notice to be duly executed and delivered by its officer hereunto duly authorized, as of the date first above written.

MERCEDES-BENZ TRUST HOLDINGS LLC,
as Initial Beneficiary

By:
Name:
Title:

EXHIBIT B
[Form of Certificate]

MERCEDES-BENZ VEHICLE TRUST

[____________] CERTIFICATE

No. [___]
evidencing the entire beneficial interest in the [____________] Specified Assets.

(This Certificate does not represent an interest in or obligation of Mercedes-Benz Financial Services USA LLC or BNY Mellon Trust of Delaware or any of their respective affiliates, except to the extent described below.)

(This Certificate evidences an interest in Mercedes-Benz Vehicle Trust)

THIS CERTIFIES THAT [____________] is the registered owner of a nonassessable, fully-paid, 100% beneficial interest in the [____________] Assets of Mercedes-Benz Vehicle Trust (the “Titling Trust”).

The Titling Trust is a Delaware statutory trust governed by the Amended and Restated Trust Agreement, dated as of January 31, 2023 (the “Titling Trust Agreement”), among Mercedes-Benz Financial Services USA LLC (“MBFS USA”), a Delaware limited liability company, as titling trust administrator (in such capacity, the “Titling Trust Administrator”), Mercedes-Benz Trust Holdings LLC, as initial beneficiary (in such capacity, the “Initial Beneficiary”), and BNY Mellon Trust of Delaware, a Delaware banking corporation, as trustee (not individually, but solely in such capacity, the “Trustee”).

This Certificate is one of a duly authorized Series of Certificates. This [____________] Certificate is issued under and is subject to the Titling Trust Agreement and the Servicing Agreement (the “Servicing Agreement”), dated as of [____________], 20[_____] between MBFS USA, as Servicer, and [____________], as Holder. Capitalized terms used but not defined in this Certificate are defined in the Titling Trust Agreement, or, if not defined in the Titling Trust Agreement, are defined in the Servicing Agreement, which also contains rules as to usage that are applicable herein.

Any rights of the Holder of this [____________] Certificate are limited to the related Specified Assets and the related Specified Interest (and will include the right to receive or direct the application of all Collections on the related Specified Assets pursuant to Section 4.3(c)(iii) of the Titling Trust Agreement).  If an Insolvency Event occurs with respect to the Titling Trust, any claim that the Holder of this Certificate may seek to enforce against the Titling Trust or the Specified Assets allocated to any Specified Interest of the Titling Trust other than the Specified Interest represented by this [____________] Certificate will be subordinate to the payment in full, including post-petition interest, of the claims of the holders of any Securities related to the Specified Assets allocated to such other Specified Interests of the Titling Trust.

The Holder of this [____________] Certificate, by acceptance of this [____________] Certificate, covenants that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all distributions to all Holders, Registered Pledgees and holders of Securities pursuant to the Titling Trust Agreement and the related Certificates or Securities, as the case may be, it will not institute against, or join any Person in instituting against, the Initial Beneficiary or the Titling Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding, under the laws of the United States or any state of the United States.

This [____________] Certificate may be transferred only in accordance with the Titling Trust Agreement.

THIS [____________] CERTIFICATE WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless this [____________] Certificate is executed by an Authorized Officer of the Trustee, this [____________] Certificate will not entitle the Holder thereof to any benefit under the Titling Trust Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee, on behalf of the Titling Trust and not in its individual capacity, has caused this [____________] Certificate to be duly executed.

Dated:  [____________]

MERCEDES-BENZ VEHICLE TRUST

By:	BNY MELLON TRUST OF DELAWARE,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

FOR VALUE RECEIVED, the undersigned transfers and assigns unto __________ the within [____________] Certificate, and all rights thereunder, irrevocably constituting and appointing ___________ as Attorney to transfer said [____________] Certificate on the books of the Trustee, with full power of substitution in the premises.

Dated:  [____________]

By:

[
Signature Guaranteed:]

* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears upon the face of the Certificate in every particular, without alteration, enlargement or any change whatever. The Trustee may require that such signature be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements may include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and Delaware law.

EXHIBIT C
[Form of Notice of Registered Pledge]

MERCEDES-BENZ VEHICLE TRUST

NOTICE OF REGISTERED PLEDGE

[_____ __], 20__

To:	BNY Mellon Trust of Delaware,

as Trustee

cc:	Mercedes-Benz Financial Services USA LLC

as Titling Trust Administrator

Re:	Pledge of Certificates related to

[______] Series to [______]

Reference is made to the Amended and Restated Trust Agreement, dated as of January 31, 2023 (the “Titling Trust Agreement”), among Mercedes-Benz Financial Services USA LLC (“MBFS USA”), a Delaware limited liability company, as titling trust administrator (in such capacity, the “Titling Trust Administrator”), Mercedes-Benz Trust Holdings LLC, as initial beneficiary (in such capacity, the “Initial Beneficiary”), and BNY Mellon Trust of Delaware, a Delaware banking corporation, as trustee (not individually, but solely in such capacity, the “Trustee”).  Capitalized terms used but not defined in this Titling Trust Specification Notice are defined in the Titling Trust Agreement, which also contains rules as to usage that are applicable herein.

Each of the undersigned hereby certifies, represents and warrants as follows:

1.          Pursuant to Sections 5.4(a), (c) and (e) and Section 5.7 of the Titling Trust Agreement, [all of the outstanding Certificates] [Certificates Nos. [__] and [__]] related to the [______] Series[, [Class [__]] (collectively, the “Pledged Certificates”), [each] designated pursuant to the Titling Trust Specification Notice dated as of [______ __], 20__, a true and complete copy of which is attached as Exhibit A, have been pledged by [______] and [______], the [ ] existing registered Holders thereof (collectively, the “Pledgors”), to [______] and [______] (collectively, the “Pledgees”).

2.          Attached as Exhibits [B and C] are true and complete copies of the related security agreements and other agreements governing the exercise by the Pledgees of the Pledged Rights with respect to the Pledged Certificates: [list documents] (collectively, the “Pledge Documents”).

3.           Pursuant to the Pledge Documents, the Pledgors have agreed that the Pledgees may exercise the following rights: [list rights] (collectively, the “Pledged Rights”).

4.          The pledge of the Pledged Certificates by the Pledgors to the Pledgees pursuant to the Pledge Documents, and the exercise by the Pledgees of the Pledged Rights, are each permitted by the Titling Trust Agreement, and duly authorized and enforceable by each Pledgee against each Pledgor.

5.           [The relative rights of the Pledgees are as follows: [specify if applicable].]

6.         Accordingly, you are authorized and directed to cause the Trustee to reflect that the Pledgees have become the Registered Pledgees with respect to the Pledged Certificates, entitled to exercise the Pledged Rights with respect to the Pledged Certificates.

7.          [The Trustee will act in accordance with any direction provided by the Registered Pledgee to the Trustee in accordance with Section 7.4 of the Titling Trust Agreement.]

8.           [Any replacement Certificate with respect to the Pledged Certificate will be delivered to the Registered Pledgee.]

9.          Notwithstanding any other provision hereof, (i) with respect to the rights granted to the Pledgees hereunder, the rights of the Pledgors are subordinated to the rights of the Pledgees, and any duties (including in fiduciary duties) or liabilities of the Trustee to the Pledgors with respect to such rights shall be deemed waived, and (ii) in no event shall the Trustee be deemed to owe any fiduciary duties to the Pledgees.

10.          The Trustee is hereby authorized to execute this Notice of Registered Pledge.

IN WITNESS WHEREOF, each of the undersigned has caused this Notice of Registered Pledge to be duly executed and delivered by its respective officer hereunto duly authorized, as of the date first above written.

[_____________], as Pledgor

By:
Name:
[Title:]

[_____________], as Pledgor

By:
Name:
[Title:]

[_____________], as Pledgee

By:
Name:
[Title:]

[_____________], as Pledgee

By:
Name:
[Title:]

Acknowledged:
BNY Mellon Trust of Delaware, not in its individual capacity but solely as Trustee

By:
Name:
Title:

Furthermore, each Pledgee covenants that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all distributions to all Holders, Registered Pledgees and holders of Securities pursuant to the terms of the Titling Trust Agreement and the related Certificates or Securities, as the case may be, it will not institute against, or join any Person in instituting against, the Titling Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding, under the laws of the United States or any state of the United States.

[____________]
as Pledgee

By:
Name:

EXHIBIT D
[Certificate of Trust]

D-1